Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

among

BLUE OWL TECHNOLOGY FINANCE CORP.,

ORIOLE MERGER SUB INC.,

BLUE OWL TECHNOLOGY FINANCE CORP. II,

BLUE OWL TECHNOLOGY CREDIT ADVISORS LLC

(for the limited purposes set forth herein)

and

BLUE OWL TECHNOLOGY CREDIT ADVISORS II LLC

(for the limited purposes set forth herein)

Dated as of November 12, 2024

Section 11.05	Entire Agreement	52

Section 11.06	Governing Law; Jurisdiction; Waiver of Jury Trial	52

Section 11.07	Assignment; Third Party Beneficiaries	52

Section 11.08	Specific Performance	52

Section 11.09	Disclosure Schedule	53

Exhibits

Exhibit A – OTF II Tax Representation Letter

Exhibit B – OTF Tax Representation Letter

Exhibit C – Form of OTF Tax Opinion

Exhibit D – Form of OTF II Tax Opinions

Exhibit E – Form of OTF’s Second Articles of Amendment and Restatement

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of November 12, 2024 (this “Agreement”), among Blue Owl Technology Finance Corp., a Maryland corporation (“OTF”), Oriole Merger Sub Inc., a Maryland corporation and wholly-owned direct Consolidated Subsidiary of OTF (“Merger Sub”), Blue Owl Technology Finance Corp. II, a Maryland corporation (“OTF II”), and, (x) solely for the purposes of Section 2.06, Article V, Section 8.01(f), Section 9.03 and Article XI, Blue Owl Technology Credit Advisors LLC, a Delaware limited liability company (“OTF Adviser”), and, (y) solely for the purposes of Section 1.09, Section 2.06, Article V, Section 8.01(f), Section 9.03 and Article XI, Blue Owl Technology Credit Advisors II LLC, a Delaware limited liability company (“OTF II Adviser” and together with OTF Adviser, the “Advisers”), indirect affiliates of Blue Owl Capital Inc. (“Blue Owl”).

RECITALS

WHEREAS, each of OTF II and OTF has previously elected to be regulated as a business development company (“BDC”), as defined in Section 2(a)(48) of the Investment Company Act;

WHEREAS, OTF Adviser is the investment adviser of OTF and OTF II Adviser is the investment adviser of OTF II;

WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, OTF II, OTF and Merger Sub intend to merge Merger Sub with and into OTF II (the “Merger”), with OTF II as the surviving company in the Merger (sometimes referred to in such capacity as the “Surviving Company”);

WHEREAS, immediately after the Merger and the Terminations, the Surviving Company shall merge with and into OTF (the “Second Merger” and, together with the Merger, the “Mergers”), with OTF as the surviving company in the Second Merger;

WHEREAS, the Board of Directors of OTF II (the “OTF II Board”), upon the recommendation of a committee of the OTF II Board comprised solely of all of the Independent Directors of OTF II (the “OTF II Special Committee”), has unanimously (i) determined that (x) this Agreement, the Mergers and the other Transactions are advisable and in the best interests of OTF II and (y) the interests of OTF II’s existing stockholders will not be diluted (as provided under Rule 17a-8 of the Investment Company Act) as a result of the Transactions, (ii) approved and declared advisable this Agreement, the Transactions (including the Merger) and any other OTF II Matters, (iii) directed that the OTF II Matters be submitted to OTF II’s stockholders for approval at the OTF II Stockholders Meeting, and (iv) resolved to recommend that the stockholders of OTF II approve the OTF II Matters;

WHEREAS, the Board of Directors of OTF (the “OTF Board”), upon the recommendation of a committee of the OTF Board comprised solely of all of the Independent Directors of OTF (the “OTF Special Committee”), has unanimously (i) determined that (x) this Agreement, the Mergers and the other Transactions are advisable and in the best interests of OTF and (y) the interests of OTF’s existing stockholders will not be diluted (as provided under Rule 17a-8 of the Investment Company Act) as a result of the Transactions, (ii) approved and declared advisable this Agreement, the Transactions (including the Mergers), the proposed issuance of OTF Common Stock in connection with the Merger and the amendment and restatement of OTF’s charter in the form of the Second Articles of Amendment and Restatement, and any other OTF Matters, (iii) directed that the OTF Matters be submitted to OTF’s stockholders for approval at the OTF Stockholders Meeting, and (iv) resolved to recommend that the stockholders of OTF approve the OTF Matters;

WHEREAS, the Board of Directors of Merger Sub has unanimously (i) determined that this Agreement, the Mergers and the other Transactions are advisable and in the best interests of Merger Sub and its sole stockholder, (ii) approved and declared advisable this Agreement and the Transactions (including the Merger), (iii) directed that the Merger be submitted to OTF for consideration and approval, in OTF’s capacity as the sole stockholder of Merger Sub, and (iv) resolved to recommend the approval of the Merger by OTF, in OTF’s capacity as the sole stockholder of Merger Sub;

WHEREAS, the parties intend the Mergers to be treated as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations promulgated thereunder, and intend for this Agreement to constitute a “plan of reorganization” within the meaning of the Code; and

WHEREAS, the parties desire to make certain representations, warranties, covenants and other agreements in connection with the Transactions and also to prescribe certain conditions to the Transactions.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and other agreements contained in this Agreement, the parties agree as follows:

Article I.

THE MERGER

Section 1.01 The Merger.

Subject to the terms and conditions of this Agreement, in accordance with the Maryland General Corporation Law (the “MGCL”), at the Effective Time, Merger Sub shall merge with and into OTF II, and the separate corporate existence of Merger Sub shall cease. OTF II shall be the surviving company in the Merger and shall continue its existence as a corporation under the Laws of the State of Maryland.

Section 1.02 Closing.

On the terms and subject to the conditions set forth in this Agreement, the closing of the Merger (the “Closing”) shall take place by remote communication and by the exchange of signatures by electronic transmission on the date that is five (5) Business Days after the satisfaction or waiver of the latest to occur of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), unless otherwise agreed in writing by the parties to this Agreement (the “Closing Date”).

Section 1.03 Effective Time.

The Merger shall become effective as set forth in the articles of merger with respect to the Merger (the “Articles of Merger”) that shall be filed with, and accepted for record by, the State Department of Assessments and Taxation of Maryland (the “SDAT”) on the Closing Date. The term “Effective Time” shall be the date and time when the Merger becomes effective as set forth in the Articles of Merger.

Section 1.04 Effects of the Merger.

At and after the Effective Time, the Merger shall have the effects set forth in the MGCL.

Section 1.05 Conversion of Capital Stock.

At the Effective Time, by virtue of the Merger and without any action on the part of OTF II, OTF or Merger Sub or the holder of any of the following securities:

(a)

Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Company.

(b)

All shares of common stock, par value $0.01 per share, of OTF II (the “OTF II Common Stock”) issued and outstanding immediately prior to the Effective Time that are owned by OTF or any of its Consolidated Subsidiaries (including Merger Sub) shall be cancelled and shall cease to exist and no shares of common stock, par value $0.01 per share, of OTF (the “OTF Common Stock”) or any other consideration shall be delivered in exchange therefor (such shares, the “Cancelled Shares”).

(c)

Subject to Section 1.05(e), each share of OTF II Common Stock issued and outstanding immediately prior to the Effective Time, except for the Cancelled Shares, shall be converted, in accordance with the procedures set forth in Article II, into the right to receive a number of shares of OTF Common Stock equal to the Exchange Ratio (the “Merger Consideration”).

(d)

All of the shares of OTF II Common Stock converted into the right to receive the Merger Consideration pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each such share of OTF II Common Stock, all of which are in non-certificated book-entry form, shall thereafter represent only the right to receive the Merger Consideration, cash in lieu of fractional shares into which such shares of OTF II Common Stock represented in non-certificated book-entry form have been converted pursuant to Section 2.02 and any dividends or other distributions payable pursuant to Section 2.04(b).

(e)

The Exchange Ratio shall be appropriately adjusted (to the extent not already taken into account in determining the Closing OTF II Net Asset Value and/or the Closing OTF Net Asset Value, as applicable) if, between the Determination Date and the Effective Time, the respective outstanding shares of OTF Common Stock or OTF II Common Stock shall have been increased or decreased or changed into or exchanged for a different number or kind of shares or securities, in each case, as a result of any reclassification, recapitalization, stock split, reverse stock split, split-up, merger, issue tender or exchange offer, combination or exchange of shares or similar transaction, or if a stock dividend or dividend payable in any other securities or similar distribution shall be authorized and declared with a record date within such period (as permitted by this Agreement), in each case, to provide the stockholders of OTF II and OTF the same economic effect as contemplated by this Agreement prior to such event, and as so adjusted shall, from and after the date of such event, be the Exchange Ratio. Nothing in this Section 1.05(e) shall be construed to permit any party hereto to take any action that is otherwise prohibited or restricted by any other provision of this Agreement.

Section 1.06 The Second Merger.

(a)

Subject to the terms and conditions of this Agreement, in accordance with the MGCL, at the Second Effective Time, the Surviving Company shall merge with and into OTF, and the separate corporate existence of the Surviving Company shall cease. OTF shall be the surviving company in the Second Merger and shall continue its existence as a corporation under the Laws of the State of Maryland. The Second Merger shall become effective (the “Second Effective Time”) as set forth in the articles of merger with respect to the Second Merger (the “Second Articles of Merger”) that OTF and the Surviving Company shall file with the SDAT it being understood that OTF and the Surviving Company shall cause the Second Effective Time to occur immediately following the Effective Time. At and after the Second Effective Time, the Second Merger shall have the effects set forth in the MGCL.

(b)

At the Second Effective Time, by virtue of the Second Merger and without any action on the part of OTF or the Surviving Company or the holder of any of the following securities, (i) each share of common stock of the Surviving Company issued and outstanding as of immediately prior to the Second Effective Time shall cease to exist, and no consideration shall be exchanged therefor and (ii) each share of OTF Common Stock issued and outstanding immediately prior to the Second Effective Time shall remain outstanding as an identical share of OTF Common Stock.

Section 1.07 Charter and Bylaws.

(a)

At the Effective Time, pursuant to Section 3-109 of the MGCL, the charter of the Surviving Company shall be amended and restated in its entirety as part of the Merger and shall thereafter be the charter of Merger Sub as in effect immediately prior to the Effective Time, and the bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Company as of the Effective Time, until thereafter amended in accordance with applicable Law and the respective terms of such charter and bylaws, as applicable.

(b)

Prior to the Effective Time, the Charter of OTF shall be amended and restated in its entirety to be in the form of the Second Articles of Amendment and Restatement. At the Second Effective Time, the Second Articles of Amendment and Restatement shall be the charter of OTF, as the surviving company in the Second Merger. The bylaws of OTF as in effect immediately prior to the Second Effective Time shall be the bylaws of OTF, as the surviving company in the Second Merger, as of the Second Effective Time, until thereafter amended in accordance with applicable Law and the respective terms of such charter and bylaws, as applicable.

Section 1.08 Directors and Officers.

Subject to applicable Law, the directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Company immediately after consummation of the Merger and shall hold office until the next annual meeting of the Surviving Company and until their respective successors are duly elected and qualify, or until their earlier death, resignation or removal. The directors and officers of OTF immediately prior to the Second Effective Time shall be the directors and officers of OTF immediately after consummation of the Second Merger and shall hold office until their respective successors are duly elected and qualify, or until their earlier death, resignation or removal.

Section 1.09 Termination of Certain Contractual Obligations.

Immediately after the Effective Time and immediately prior to the Second Merger, the OTF II Advisory Agreement and the OTF II Administration Agreement shall be automatically terminated and of no further force and effect (the “Terminations”).

Article II.

MERGER CONSIDERATION

Section 2.01 Delivery of Evidence of OTF Common Stock.

As soon as reasonably practicable after the Effective Time, OTF shall deposit with its transfer agent evidence of book-entry shares representing OTF Common Stock issuable as Merger Consideration pursuant to Section 1.05(c).

Section 2.02 Fractional Shares.

No fractional shares of OTF Common Stock shall be issued upon the conversion of OTF II Common Stock pursuant to Section 1.05(c), and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a holder of OTF Common Stock. Each holder of shares of OTF II Common Stock converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of OTF Common Stock pursuant to Section 1.05(c) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of OTF Common Stock multiplied by (ii) the OTF Per Share NAV. For purposes of this Section 2.02, all fractional shares to which a single holder of record of shares would be entitled shall be aggregated and calculations shall be rounded to three decimal places, and the amount of cash each holder of OTF II Common Stock as of immediately prior to the Effective Time is entitled to receive pursuant to this Section 2.02 shall be rounded down to the nearest cent and computed after aggregating all cash amounts for all shares of OTF II Common Stock then held by such holder.

Section 2.03 Paying and Exchange Agent.

Prior to the Effective Time, OTF shall appoint OTF’s transfer agent or other bank or trust company to act as exchange agent (the “Paying and Exchange Agent”) hereunder, pursuant to an agreement in a form reasonably acceptable to each of OTF and OTF II. Promptly following the Effective Time, OTF shall deposit, or shall cause to be deposited, with the Paying and Exchange Agent cash sufficient to pay the aggregate cash for fractional shares in accordance with Section 2.02. Any cash deposited with the Paying and Exchange Agent shall hereinafter be referred to as the “Exchange Fund.” To the extent that any amount in the Exchange Fund is below that required to make prompt payment of the payments contemplated by this Article II, OTF shall promptly replace, restore or supplement cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Paying and Exchange Agent to make the payments contemplated by this Article II.

Section 2.04 Delivery of Merger Consideration.

(a)

Each holder of record at the Effective Time of shares of OTF II Common Stock (other than the Cancelled Shares) that were converted into the right to receive the Merger Consideration pursuant to Section 1.05(c) and any cash in lieu of fractional shares of OTF Common Stock to be issued or paid in consideration therefor pursuant to Section 2.02 and any dividends and other distributions pursuant to Section 2.04(b), shall, promptly after the Effective Time, be entitled to receive the Merger Consideration, and any cash in lieu of fractional shares of OTF Common Stock to be issued or paid in consideration therefor pursuant to Section 2.02 and, after the applicable payment date, any dividends or other distributions to which such holder is entitled pursuant to Section 2.04(b). The Exchange Fund shall not be used for any other purpose other than the purposes provided for in the immediately preceding sentence.

(b)

Subject to the effect of applicable abandoned property, escheat or similar Laws, following the Effective Time, each holder of record at the Effective Time of shares (other than Cancelled Shares) of OTF II Common Stock shall be entitled to receive, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to the whole shares of OTF Common Stock represented by such shares of OTF II Common Stock and not paid and/or (ii) at the appropriate payment date, the amount of dividends or other distributions payable with respect to the whole shares of OTF Common Stock represented by such shares of OTF II Common Stock with a record date after the Effective Time (but before the issuance of OTF Common Stock issuable with respect to such shares of OTF II Common Stock) and with a payment date subsequent to the issuance of OTF Common Stock issuable with respect to such shares of OTF II Common Stock.

Section 2.05 No Further Ownership Rights.

All Merger Consideration, together with any cash in lieu of fractional shares of OTF Common Stock to be issued or paid in consideration therefor pursuant to Section 2.02, paid by OTF in accordance with the terms of Article I and Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to OTF II Common Stock in respect of which such amounts were paid. From and after the Effective Time, the stock transfer books of OTF II shall be closed, and there shall be no further transfers on the stock transfer books of OTF II of the shares of OTF II Common Stock that were issued and outstanding immediately prior to the Effective Time.

Section 2.06 Net Asset Value Calculation.

(a)

OTF II shall deliver to OTF a calculation of the net asset value of OTF II as of a date mutually agreed between OTF and OTF II, such date to be no earlier than 48 hours (excluding Sundays and holidays) prior to the Effective Time (such agreed date, the “Determination Date”), calculated in good faith as of such date and based on the same assumptions and methodologies, and applying the same categories of adjustments to net asset value (except as may be mutually agreed by the parties), historically used by OTF II in preparing the calculation of the net asset value per share of OTF II Common Stock (with an accrual for any dividend declared by OTF II and not yet paid) (the “Closing OTF II Net Asset Value”); provided that OTF II shall update the calculation of the Closing OTF II Net Asset Value in the event that the Closing is subsequently delayed or there is more than a de minimis change to the Closing OTF II Net Asset Value prior to the Closing (including any dividend declared after the Determination Date but prior to Closing) and as needed to ensure the Closing OTF II Net Asset Value is determined within 48 hours (excluding Sundays and holidays) prior to the Effective Time; provided further that the OTF II Board, including a majority of the Independent Directors of OTF II, shall be required to approve, and OTF II Adviser shall certify in writing to OTF, the calculation of the Closing OTF II Net Asset Value.

(b)

OTF shall deliver to OTF II a calculation of the net asset value of OTF as of the Determination Date, calculated in good faith as of such date and based on the same assumptions and methodologies, and applying the same categories of adjustments to net asset value (except as may be mutually agreed by the parties), historically used by OTF in preparing the calculation of the net asset value per share of OTF Common Stock (with an accrual for any dividend declared by OTF and not yet paid) (the “Closing OTF Net Asset Value”); provided that OTF shall update the calculation of the Closing OTF Net Asset Value in the event the Closing is subsequently delayed or there is more than a de minimis change to the Closing OTF Net Asset Value prior to the Closing (including any dividend declared after the Determination Date but prior to Closing) and as needed to ensure the Closing OTF Net Asset Value is determined within 48 hours (excluding Sundays and holidays) prior to the Effective Time; provided further that the OTF Board, including a majority of the Independent Directors of OTF, shall be required to approve, and OTF Adviser shall certify in writing to OTF II, the calculation of the Closing OTF Net Asset Value.

(c)

In connection with preparing the calculations provided pursuant to this Section 2.06, each of OTF II and OTF will use the portfolio valuation methods adopted by their respective valuation designee and approved by the OTF II Board (including a majority of the Independent Directors of OTF II) or the OTF Board (including a majority of the Independent Directors of OTF), as applicable, for valuing the securities and other assets of OTF II or OTF, as applicable, under Rule 2a-5 of the Investment Company Act as of the date hereof, except as expressly set forth above in Section 2.06(b) or otherwise agreed by each of the OTF II Board (including a majority of the Independent Directors of OTF II) or the OTF Board (including a majority of the Independent Directors of OTF).

(d)

Each Adviser agrees to give each of OTF and OTF II and its respective Representatives, upon reasonable request, reasonable access to the individuals who have prepared each calculation provided pursuant to this Section 2.06 and to the information, books, records, work papers and back-up materials used or useful in preparing each such calculation, including any reports prepared by valuation agents, in order to assist such party with its review of such calculation so long as such individuals remain employed by such Adviser or any of its respective Affiliates.

Section 2.07 Termination of Exchange Fund.

Any portion of the Exchange Fund that remains undistributed to stockholders of OTF II as of the first anniversary of the Effective Time may be paid to OTF, upon OTF’s written demand to the Paying and Exchange Agent. In such event, any former stockholders of OTF II who have not theretofore complied with any applicable requirements to receive cash in lieu of fractional shares of OTF Common Stock shall thereafter look only to OTF with respect to such cash in lieu of fractional shares, without any interest thereon. Notwithstanding the foregoing, none of OTF, OTF II, the Surviving Company, Merger Sub, the Paying and Exchange Agent or any other Person shall be liable to any former holder of shares of OTF II Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar Laws.

Section 2.08 Withholding Rights.

Each party and the Paying and Exchange Agent, as applicable, shall be entitled to deduct and withhold from amounts payable to any person pursuant to this Agreement such amounts as it determines in good faith are required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or non-U.S. Tax Law. To the extent that amounts are so withheld and paid over to the appropriate Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the relevant person of which such deduction and withholding was made.

Article III.

REPRESENTATIONS AND WARRANTIES OF OTF II

Except with respect to matters that have been Previously Disclosed, OTF II hereby represents and warrants to OTF and Merger Sub that:

Section 3.01 Corporate Organization.

(a)

OTF II is a corporation duly incorporated and validly existing under the Laws of the State of Maryland and in good standing with the SDAT. OTF II has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, in each case, other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to OTF II. OTF II has duly elected to be regulated as a BDC, and such election has not been revoked or withdrawn and is in full force and effect.

(b)

True, complete and correct copies of the charter of OTF II (as amended as of the date hereof, the “OTF II Charter”) and the Bylaws of OTF II (as amended as of the date hereof, the “OTF II Bylaws”), as in effect as of the date of this Agreement, have previously been publicly filed by OTF II.

(c)

Each Consolidated Subsidiary of OTF II (i) is duly incorporated or duly formed, as applicable to each such Consolidated Subsidiary, and validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization, as applicable, (ii) has the requisite corporate or limited liability (or similar) power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and (iii) is duly licensed or qualified to do business as a foreign corporation or other business entity in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, other than in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to OTF II.

Section 3.02 Capitalization.

(a)

The authorized capital stock of OTF II consists of 500,000,000 shares of which (i) 174,959,162.501 shares of OTF II Common Stock were outstanding as of the close of business on November 11, 2024 (the “OTF II Capitalization Date”) and (ii) no shares of preferred stock, par value $0.01 per share were outstanding as of the close of business on the OTF II Capitalization Date. All of the issued and outstanding shares of OTF II Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability with respect to OTF II attaching to the ownership thereof. As of the date of this Agreement, no Indebtedness having the right to vote on any matters on which stockholders of OTF II may vote (“Voting Debt”) is issued or outstanding. As of the OTF II Capitalization Date, except pursuant to OTF II’s dividend reinvestment plan or to the OTF II Subscription Agreements or as otherwise set forth on Section 3.02(a) of the OTF II Disclosure Schedule, OTF II does not have and is not bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character (“Rights”) calling for the purchase or issuance of, or the payment of any amount based on, any shares of OTF II Common Stock, Voting Debt or any other equity securities of OTF II or any securities representing the right to purchase or otherwise receive any shares of OTF II Common Stock, Voting Debt or other equity securities of OTF II. There are no obligations of OTF II or any of its Consolidated Subsidiaries (i) to repurchase, redeem or otherwise acquire any shares of capital stock of OTF II, Voting Debt or any equity security of OTF II or its Consolidated Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of capital stock, Voting Debt or any other equity security of OTF II or its Consolidated Subsidiaries or (ii) pursuant to which OTF II or any of its Consolidated Subsidiaries is or could be required to register shares of OTF II’s capital stock or other securities under the Securities Act. All of the OTF II Common Stock sold has been offered and sold in private placements exempt from the registration requirements of the Securities Act and in compliance with applicable Law.

(b)

All of the issued and outstanding shares of capital stock or other equity ownership interests of each Consolidated Subsidiary of OTF II are owned by OTF II, directly or indirectly, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (in respect of corporate entities) and free of preemptive rights. No Consolidated Subsidiary of OTF II has or is bound by any outstanding Rights calling for the purchase or issuance of, or the payment of any amount based on, any shares of capital stock or any other equity security of such Consolidated Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Consolidated Subsidiary.

Section 3.03 Authority; No Violation.

(a)

OTF II has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery of this Agreement and the consummation of the Transactions have been duly and validly approved by the OTF II Board, including, after separate meetings and discussion, all of the Independent Directors of OTF II. The OTF II Board (on the recommendation of the OTF II Special Committee) has unanimously (i) determined that (A) this Agreement, the Merger and the other Transactions are advisable and in the best interests of OTF II and (B) the interests of OTF II’s existing stockholders will not be diluted (as provided under Rule 17a-8 of the Investment Company Act) as a result of the Transactions, (ii) approved and declared advisable the OTF II Matters, (iii) directed that the OTF II Matters be submitted to OTF II’s stockholders for approval at a duly held meeting of such stockholders (the “OTF II Stockholders Meeting”) and (iv) resolved to recommend that the stockholders of OTF II adopt and approve the OTF II Matters (such recommendation, the “OTF II Board Recommendation”). Except for receipt of the affirmative vote of a majority of the votes entitled to be cast on the OTF II Matters by the holders of outstanding shares of OTF II Common Stock at a duly held meeting of OTF II stockholders (the “OTF II Requisite Vote”), the Merger and the other Transactions have been authorized by all necessary corporate action on the part of OTF II. This Agreement has been duly and validly executed and delivered by OTF II and (assuming due authorization, execution and delivery by OTF, Merger Sub and the Advisers) constitutes the valid and binding obligation of OTF II, enforceable against OTF II in accordance with its terms (except as may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Laws of general applicability relating to or affecting the rights of creditors generally and subject to general principles of equity (the “Bankruptcy and Equity Exception”)).

(b)

Neither the execution and delivery of this Agreement by OTF II, nor the consummation by OTF II of the Transactions, nor performance of this Agreement by OTF II, will (i) violate any provision of the OTF II Charter or the OTF II Bylaws, or (ii) assuming that the consents, approvals and filings referred to in Section 3.03(a) and Section 3.04 are duly obtained and/or made, (A) violate any Law or Order applicable to OTF II or any of its Consolidated Subsidiaries or (B) except as set forth on Section 3.03(b) of the OTF II Disclosure Schedule, or in any Contract that was Previously Disclosed, violate, conflict with, result in a breach of or the loss of any benefit under, constitute a default (or an event that, with or without the giving of notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, require the consent, approval or authorization of, or notice to or filing with any third party with respect to, or result in the creation of any Lien upon any of the respective properties or assets of OTF II or any of its Consolidated Subsidiaries under, any of the terms, conditions or provisions of any Permit, Contract or other obligation to which OTF II or any of its Consolidated Subsidiaries is a party or by which any of them or any of their respective properties or assets is bound except, with respect to clause (ii)(B), any such violation, conflict, breach, loss, default, termination, cancellation, acceleration, consent, approval or creation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to OTF II. Section 3.03(b) of the OTF II Disclosure Schedule sets forth, to OTF II’s Knowledge, any material consent fees payable to a third party in connection with the Merger.

Section 3.04 Governmental Consents.

Assuming the representation and warranties set forth in Section 4.04 are true and correct, no consents or approvals of, or filings or registrations with, any Governmental Entity are necessary in connection with the consummation by OTF II of the Merger and the other Transactions, except for (i) the filing with the SEC of a joint proxy statement/prospectus in definitive form relating to the OTF II Stockholders Meeting and the OTF Stockholders Meeting to be held in connection with this Agreement and the Transactions (the “Joint Proxy Statement/Prospectus”) and of a registration statement on Form N-14 or such other appropriate SEC form (the “Registration Statement”) in which the Joint Proxy Statement/Prospectus will be included as a prospectus, and declaration of effectiveness of the Registration Statement by the SEC, (ii) the filing of the Articles of Merger with and the acceptance for record of the Articles of Merger by the SDAT in respect of the Merger, (iii) the filing of the Second Articles of Merger with and the acceptance for record of the Second Articles of Merger by the SDAT in respect of the Second Merger, (iv) any notices or filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (v) such filings and approvals, if any, as are required to be made or obtained under the securities or “blue sky” Laws of various states in connection with the issuance of the shares of OTF Common Stock pursuant to this Agreement, (vi) the reporting of this Agreement on a Current Report on Form 8-K and (vii) any such other consents, approvals, filings or registrations that the failure to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on OTF II.

Section 3.05 Reports.

(a)

OTF II has timely filed or furnished all forms, statements, certifications, reports and documents that it was required to file or furnish since January 1, 2022 (the “Applicable Date”) with the SEC (such forms, statements, certifications, reports and documents filed or furnished since the Applicable Date, including any amendments thereto, the “OTF II SEC Reports”), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to OTF II. To OTF II’s Knowledge, no OTF II SEC Report, at the time filed or furnished with the SEC, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading. To OTF II’s Knowledge, all OTF II SEC Reports, as of their respective dates, complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto. None of the Consolidated Subsidiaries of OTF II is required to make any filing with the SEC.

(b)

Neither OTF II nor any of its Consolidated Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any Contract, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, any Governmental Entity that currently restricts in any material respect the conduct of its business (or to OTF II’s Knowledge that, upon consummation of the Merger, would restrict in any material respect the conduct of the business of OTF or any of its Consolidated Subsidiaries), or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its business, other than those of general application that apply to similarly situated BDCs or their Consolidated Subsidiaries, nor has OTF II or any of its Consolidated Subsidiaries been advised in writing or, to the Knowledge of OTF II, verbally, by any Governmental Entity that it is considering issuing, initiating, ordering, or requesting any of the foregoing.

(c)

OTF II has made available to OTF all material correspondence with the SEC since the Applicable Date and, as of the date of this Agreement, to the Knowledge of OTF II (i) there are no unresolved comments from the SEC with respect to the OTF II SEC Reports or any SEC examination of OTF II and (ii) none of the OTF II SEC Reports is subject to any ongoing review by the SEC.

Section 3.06 OTF II Financial Statements.

(a)

The consolidated financial statements, including the related consolidated schedules of investments, of OTF II and its Consolidated Subsidiaries included (or incorporated by reference) in the OTF II SEC Reports (including the related notes, where applicable) (i) fairly present in all material respects the consolidated results of operations, cash flows, changes in stockholders’ equity and consolidated financial position of OTF II and its Consolidated Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (except that unaudited statements may not contain notes and are subject to recurring year-end audit adjustments normal in nature and amount), (ii) to OTF II’s Knowledge, have complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and (iii) have been prepared in all material respects in accordance with U.S. generally accepted accounting principles (“GAAP”) consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. KPMG LLP (“KPMG”) has not resigned, threatened resignation or been dismissed as OTF II’s independent public accountant as a result of or in connection with any disagreements with OTF II on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(b)

Except for (A) liabilities reflected or reserved against on the consolidated audited balance sheet of OTF II as of December 31, 2023 included in the audited financial statements set forth in OTF II’s annual report on Form 10-K for the year ended December 31, 2023 (the “OTF II Balance Sheet”), (B) liabilities incurred in the ordinary course of business since December 31, 2023, (C) liabilities incurred in connection with this Agreement and the Transactions, (D) liabilities otherwise disclosed in the OTF II SEC Reports and (E) liabilities that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to OTF II, neither OTF II nor any of its Consolidated Subsidiaries has any liabilities that would be required to be reflected or reserved against in the OTF II Balance Sheet in accordance with GAAP.

(c)

Neither OTF II nor any of its Consolidated Subsidiaries is a party to or has any commitment to become a party to any off-balance sheet joint venture, partnership or similar contract with any unconsolidated Affiliate or “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K promulgated under the Exchange Act) where the result or purpose of such contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, OTF II and its Consolidated Subsidiaries in the OTF II SEC Reports.

(d)

Since the Applicable Date, (i) neither OTF II nor any of its Consolidated Subsidiaries nor, to the Knowledge of OTF II, any director, officer, auditor, accountant or representative of OTF II or any of its Consolidated Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of OTF II or any of its Consolidated Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that OTF II or any of its Consolidated Subsidiaries has engaged in questionable or illegal accounting or auditing practices or maintains inadequate internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act), and (ii) no attorney representing OTF II or any of its Consolidated Subsidiaries, whether or not employed by OTF II or any of its Consolidated Subsidiaries, has reported evidence of a material violation of securities laws, breach of duty or similar violation by OTF II or any of its directors, officers or agents to the OTF II Board or any committee thereof or to any director or officer of OTF II.

(e)

To OTF II’s Knowledge, since the Applicable Date, KPMG, which has expressed its opinion with respect to the annual financial statements of OTF II and its Consolidated Subsidiaries included in the OTF II SEC Reports (including the related notes), has, for the period it has served as OTF II’s independent accounting firm, been (i) “independent” with respect to OTF II and its Consolidated Subsidiaries within the meaning of Regulation S-X, and (ii) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the related rules of the SEC and the Public Company Accounting Oversight Board.

(f)

The principal executive officer and principal financial officer of OTF II have made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and any related rules and regulations promulgated by the SEC (collectively, the “Sarbanes-Oxley Act”), and the statements contained in any such certifications are complete and correct, and OTF II is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act.

(g)	OTF II has in all material respects:

(i)

designed and maintained a system of disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) to ensure that all information (both financial and non-financial) required to be disclosed by OTF II in the reports that it files or submits to the SEC under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that such information is accumulated and communicated to OTF II’s management as appropriate to allow timely decisions regarding required disclosure and to allow OTF II’s principal executive officer and principal financial officer to make the certifications required under the Exchange Act with respect to such reports;

(ii)

designed and maintained a system of internal controls over financial reporting sufficient to provide reasonable assurance concerning the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) OTF II’s management, with the participation of OTF II’s principal executive and financial officers, has completed an assessment of the effectiveness of OTF II’s internal controls over financial reporting for the fiscal year ended December 31, 2023 in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act, and such assessment concluded that OTF II maintained, in all material respects, effective internal control over financial reporting as of December 31, 2023, using the framework specified in OTF II’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023;

(iii)

(A) disclosed, based on its most recent evaluation, to its auditors and the audit committee of the OTF II Board (1) any significant deficiencies or material weaknesses (as defined in the relevant Statement of Auditing Standards) in the design or operation of OTF II’s internal controls over financial reporting that are reasonably likely to adversely affect its ability to record, process, summarize and report financial data and (2) any fraud, whether or not material, that involves management or other individuals who have a significant role in its internal controls over financial reporting and (B) identified for OTF II’s auditors any material weaknesses in internal controls; and

(iv)

provided to OTF true, complete and correct copies of any of the foregoing disclosures to its auditors or the audit committee of the OTF II Board that have been made in writing from the Applicable Date through the date hereof, and will promptly provide to OTF true, complete and correct copies of any such disclosures that are made after the date hereof.

(h)

The fair market value of OTF II’s investments as of September 30, 2024 (i) was determined in accordance with Accounting Standards Codification, “Fair Value Measurement (Topic 820)”, issued by the Financial Accounting Standards Board (“ASC Topic 820”) and (ii) reflects a reasonable estimate of the fair value of such investments as determined in good faith, after due inquiry, by the OTF II valuation designee in accordance with Rule 2a-5.

(i)

To OTF II’s Knowledge, there is no fraud or suspected fraud affecting OTF II involving management of OTF II or employees of Blue Owl who have significant roles in OTF II’s internal control over financial reporting, when such fraud could have a material effect on OTF II’s consolidated financial statements.

Section 3.07 Broker’s Fees.

Neither OTF II nor any of its Consolidated Subsidiaries nor any of their respective directors, officers or agents has utilized any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or the other Transactions, other than to Morgan Stanley & Co. LLC, Greenhill & Co., LLC and MUFG Bank. Ltd. pursuant to letter agreements, true, complete and correct copies of which have been previously delivered to OTF II.

Section 3.08 Absence of Changes or Events.

Since December 31, 2023 and through the date of this Agreement, (i) except as set forth in Section 3.08 of the OTF II Disclosure Schedules, (ii) except as expressly permitted or required by or in connection with the execution and delivery of this Agreement and the consummation of the Transactions, the business of OTF II and its Consolidated Subsidiaries has been conducted in the ordinary course of business, (iii) there has not been any Effect that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to OTF II and (iv) there has not been any material action that, if it had been taken after the date hereof, would have required the consent of OTF under Section 6.01 or Section 6.02.

Section 3.09 Compliance with Applicable Law; Permits.

(a)

Each of OTF II and each of its Consolidated Subsidiaries is in compliance, and has been operated in compliance, in all material respects, with all applicable Laws, including, if and to the extent applicable, the Investment Company Act, the Securities Act and the Exchange Act other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to OTF II. OTF II has not received any written or, to OTF II’s Knowledge, oral notification from a Governmental Entity of any material non-compliance with any applicable Laws, which non-compliance would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to OTF II. All shares of OTF II Common Stock have been offered and sold in compliance with an appropriate exemption from the registration requirements of the Securities Act, other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to OTF II. OTF II is not subject to any “stop order” and is, and was, fully qualified to sell shares of OTF II Common Stock in each jurisdiction in which such shares were offered and sold, other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to OTF II.

(b)

OTF II is in compliance, and since the Applicable Date, has complied with its investment policies and restrictions and portfolio valuation methods, if any, as such policies and restrictions have been set forth in its registration statement (as amended from time to time) or reports that it has filed with the SEC under the Exchange Act and applicable Laws, if any, other than any non-compliance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to OTF II.

(c)

OTF II has written policies and procedures adopted pursuant to Rule 38a-1 under the Investment Company Act that are reasonably designed to prevent material violations of the “Federal Securities Laws,” as such term is defined in Rule 38a-1(e)(1) under the Investment Company Act. There have been no “Material Compliance Matters” for OTF II, as such term is defined in Rule 38a-1(e)(2) under the Investment Company Act, other than those that have been reported to the OTF II Board and satisfactorily remedied or are in the process of being remedied or those that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to OTF II.

(d)

Each of OTF II and each of its Consolidated Subsidiaries holds and is in compliance with all Permits required in order to permit OTF II and each of its Consolidated Subsidiaries to own or lease their properties and assets and to conduct their businesses under and pursuant to all applicable Law as presently conducted, other than any failure to hold or non-compliance with any such Permit that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to OTF II. All such Permits are valid and in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to OTF II. OTF II has not received any written or, to OTF II’s Knowledge, oral notification from a Governmental Entity of any material non-compliance with any such Permits, and no Proceeding is pending or threatened in writing to suspend, cancel, modify, revoke or materially limit any such Permits, which Proceeding would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to OTF II.

(e)

No “affiliated person” (as defined under the Investment Company Act) of OTF II has been subject to disqualification to serve in any capacity contemplated by the Investment Company Act for any investment company (including a BDC) under Sections 9(a) and 9(b) of the Investment Company Act, unless, in each case, such Person has received exemptive relief from the SEC with respect to any such disqualification. There is no material Proceeding pending and served or, to the Knowledge of OTF II, threatened that would result in any such disqualification.

(f)

The minute books and other similar records of OTF II maintained since the Applicable Date contain a true and complete record in all material respects of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders of OTF II, the OTF II Board and any committees of the OTF II Board.

Section 3.10 OTF II Information.

None of the information supplied or to be supplied by OTF II for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC, at any time Registration Statement is amended or supplemented or at the time the Registration Statement becomes effective under the Securities Act, or (ii) the Joint Proxy Statement/Prospectus will, at the date the Joint Proxy Statement/Prospectus or any amendment or supplement is first mailed to stockholders of OTF II or stockholders of OTF or at the time of the OTF II Stockholders Meeting or the OTF Stockholders Meeting, in each case, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, except that no representation or warranty is made by OTF II with respect to information supplied by OTF, Merger Sub or OTF Adviser for inclusion or incorporation by reference in the Registration Statement or the Joint Proxy Statement/Prospectus.

Section 3.11 Taxes and Tax Returns.

(a)

OTF II and each of its Consolidated Subsidiaries has duly and timely filed (taking into account all applicable extensions) all material Tax Returns required to be filed by it on or prior to the date of this Agreement, and all such Tax Returns are true, complete and correct in all material respects. OTF II and each of its Consolidated Subsidiaries has paid all material Taxes shown thereon as due and payable and has duly paid or made provision for the payment of all material Taxes that have been incurred or are due or claimed to be due from it by U.S. federal, state, non-U.S. or local taxing authorities other than Taxes that are not yet delinquent or are being contested in good faith, have not been finally determined and have been adequately reserved against under GAAP.

(b)

No material Tax Return of OTF II or any Consolidated Subsidiary has been examined by the Internal Revenue Service (the “IRS”) or other relevant taxing authority. There are no material disputes pending, or written claims asserted, with respect to any material Tax Return of OTF II or any of its Consolidated Subsidiaries or for material Taxes or assessments upon OTF II or any of its Consolidated Subsidiaries for which OTF II does not have reserves that are adequate under GAAP.

(c)

Neither OTF II nor any of its Consolidated Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than any such agreement entered into in the ordinary course of business the principal purpose of which is not Taxes).

(d)

Within the past five years (or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Mergers are also a part), neither OTF II nor any of its Consolidated Subsidiaries has been a “distributing corporation” or a “controlled corporation” in a distribution of stock which qualified or was intended to qualify under Section 355(a) of the Code and to which Section 355 of the Code (or so much of Section 356 of the Code, as it relates to Section 355 of the Code) applied or was intended to apply.

(e)

Neither OTF II nor any of its Consolidated Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) adjustment under Section 481 of the Code (or any similar provision of state, local or non-U.S. Law) or any other change in method of accounting occurring prior to the Closing, (ii) closing agreement described in Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law) entered into prior to the Closing, (iii) installment sale or open transaction disposition occurring prior to the Closing, (iv) use of an improper method of accounting prior to the Closing, (v) prepaid amount received, or deferred revenue accrued, prior to the Closing, or (vi) “gain recognition agreement” as described in U.S. Treasury Regulation Section 1.367(a)-8 (or any similar provision of state, local or non-U.S. Law) executed prior to the Closing.

(f)

Neither OTF II nor any of its Consolidated Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2). If OTF II or any of its Consolidated Subsidiaries has participated in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b), such entity has properly disclosed such transaction in accordance with the applicable Tax regulations.

(g)

There are no outstanding applications, written agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against OTF II or any of its Consolidated Subsidiaries.

(h)

OTF II made a valid election under Part I of Subchapter M of Subtitle A, Chapter 1, of the Code to be taxed as a “regulated investment company” (a “RIC”). OTF II has qualified as a RIC at all times since the beginning of its taxable year ending December 31, 2021 and expects to continue to so qualify through the Effective Time. No challenge to OTF II’s status as a RIC is pending or has been threatened orally or in writing. For each taxable year of OTF II ending on or before the Effective Time, OTF II has satisfied, or expects to satisfy in the case of a taxable year ending after the date of this Agreement, the distribution requirements imposed on a regulated investment company under Section 852 of the Code (assuming for these purposes that any Tax Dividend declared by OTF II after the date of this Agreement has been timely paid).

(i)

Prior to the Effective Time, OTF II shall have declared and paid a Tax Dividend with respect to all taxable years ended prior to the Effective Time. Prior to the Second Effective Time, OTF II shall have declared a Tax Dividend with respect to the final taxable year ending with its complete liquidation.

(j)

OTF II and its Consolidated Subsidiaries have complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes, including information reporting requirements, and have, within the time and in the manner prescribed by applicable Law, in all material respects, withheld from and paid over all amounts required to be so withheld and paid over under applicable Laws.

(k)	OTF II is not aware of any fact or circumstance that could reasonably be expected to prevent the Mergers from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(l)	OTF II has no “earnings and profits” described in Section 852(a)(2)(B) of the Code.

(m)

Section 3.11(m) of the OTF II Disclosure Schedule lists each asset the disposition of which would be subject to rules similar to Section 1374 of the Code as prescribed in IRS Notice 88-19, 1988-1 C.B. 486, or Treasury Regulation Section 1.337(d)-7 and the amount of “net unrealized built-in gain” (within the meaning of Section 1374(d) of the Code) on each such asset. Other than such assets listed in Section 3.11(m) of the OTF II Disclosure Schedule, OTF II is not now and will not be subject to corporate-level income taxation on the sale, transfer or other disposition of its assets currently held as a result of the application of Section 337(d) of the Code or the Treasury Regulations promulgated thereunder.

(n)

No claim has been made in writing by a taxing authority in a jurisdiction where OTF II or any of its Consolidated Subsidiaries does not file Tax Returns that OTF II or any such Consolidated Subsidiary is or may be subject to taxation by that jurisdiction, and which, if upheld, would reasonably result in a material Tax liability.

(o)	Neither OTF II nor any of its Consolidated Subsidiaries has, or has ever had, a permanent establishment in any country other than the United States.

(p)	Neither OTF II nor any of its Consolidated Subsidiaries has requested a private letter ruling from the IRS or comparable rulings from other taxing authorities.

(q)

Neither OTF II nor any of its Consolidated Subsidiaries has any liability for the Taxes of another Person other than OTF II and its Consolidated Subsidiaries under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law), as a transferee, successor or payable pursuant to a contractual obligation.

(r)

Neither OTF II nor any of its Consolidated Subsidiaries has ever been a member of a consolidated, combined or unitary Tax group (other than such a group the common parent of which is OTF II or any of its Consolidated Subsidiaries).

(s)	There are no material Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of OTF II or any of its Consolidated Subsidiaries.

Section 3.12 Litigation.

As of the date of this Agreement, there are no material Proceedings pending or, to OTF II’s Knowledge, threatened against OTF II or any of its Consolidated Subsidiaries. There is no Order binding upon OTF II or any of its Consolidated Subsidiaries other than such Orders as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to OTF II.

Section 3.13 Employee Matters.

Neither OTF II nor any of its Consolidated Subsidiaries has (i) any employees or (ii) any “employee benefit plans” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, or any employment, bonus, incentive, vacation, stock option or other equity based, severance, termination, retention, change of control, profit sharing, fringe benefit, health, medical or other similar plan, program or agreement (collectively, “Employee Benefit Plans”).

Section 3.14 Certain Contracts.

(a)

OTF II has Previously Disclosed a complete and accurate list of, and true and complete copies have been delivered or made available (including via EDGAR) to OTF of, all Contracts (collectively, the “OTF II Material Contracts”) to which, as of the date hereof, OTF II or any of its Consolidated Subsidiaries is a party, or by which OTF II or any of its Consolidated Subsidiaries may be bound, or, to the Knowledge of OTF II, to which it or any of its Consolidated Subsidiaries or their respective assets or properties may be subject, with respect to:

(i)	any Contract that is a “material contract” within the meaning of Item 601(b)(10) of the SEC’s Regulation S-K or that is material to OTF II or its financial condition or results of operations;

(ii)

other than Contracts entered into in the ordinary course of business providing for the obligation or commitment of OTF II to provide funding to its portfolio investments, any loans or credit agreements, mortgages, indentures and other agreements and instruments pursuant to which any Indebtedness of OTF II or any of its Consolidated Subsidiaries in an aggregate principal amount in excess of $500,000 is outstanding or may be incurred, or any guarantee by OTF II or any of its Consolidated Subsidiaries of any Indebtedness in an aggregate principal amount in excess of $500,000;

(iii)

other than Contracts entered into in the ordinary course of business providing for the obligation or commitment of OTF II to provide funding to its portfolio investments, any Contract that creates future payment obligations in excess of $250,000 and that by its terms does not terminate, or is not terminable upon notice, without penalty within 90 days or less, or any Contract that creates or would create a Lien on any asset of OTF II or its Consolidated Subsidiaries (other than Liens consisting of restrictions on transfer agreed to in respect of investments entered into in the ordinary course of business or as would not, individually or in the aggregate, reasonably be expected to be material to OTF II and its Consolidated Subsidiaries, taken as a whole);

(iv)

except with respect to investments set forth in the OTF II SEC Reports, any partnership, limited liability company, joint venture or other similar Contract that is not entered into in the ordinary course of business and is material to OTF II and its Consolidated Subsidiaries, taken as a whole;

(v)

any non-competition or non-solicitation Contract or any other Contract that limits, purports to limit, or would reasonably be expected to limit in each case in any material respect the manner in which, or the localities in which, any material business of OTF II and its Consolidated Subsidiaries, taken as a whole, is or could be conducted or the types of business that OTF II and its Consolidated Subsidiaries conducts or may conduct;

(vi)

any Contract relating to the acquisition or disposition of any business or operations (whether by merger, sale of stock, sale of assets or otherwise) involving value in excess of $250,000 (individually or together with all related Contracts) as to which there are any ongoing obligations or that was entered into on or after the Applicable Date other than Contracts entered into in the ordinary course of business with respect to investments set forth in the OTF II SEC Reports;

(vii)

any Contract that obligates OTF II or any of its Consolidated Subsidiaries to conduct any business that is material to OTF II and its Consolidated Subsidiaries, taken as a whole, on an exclusive basis with any third party, or upon consummation of the Merger, will obligate OTF, the Surviving Company or any of their Consolidated Subsidiaries to conduct business with any third party on an exclusive basis; or

(viii)	any Contract with a Governmental Entity.

(b)

Each OTF II Material Contract is (x) valid and binding on OTF II or its applicable Consolidated Subsidiary and, to OTF II’s Knowledge, each other party thereto, (y) enforceable against OTF II or its applicable Consolidated Subsidiary in accordance with its terms (subject to the Bankruptcy and Equity Exception), and (z) is in full force and effect other than in each case as would not, individually or in the aggregate, reasonably be expected to be material to OTF II and its Consolidated Subsidiaries, taken as a whole. The OTF II Advisory Agreement has been approved by the OTF II Board and stockholders of OTF II in accordance with Section 15 of the Investment Company Act. Neither OTF II nor any of its Consolidated Subsidiaries nor, to OTF II’s

Knowledge, any other party thereto, is in material breach of any provisions of or in default (or, with the giving of notice or lapse of time or both, would be in default) under, and has not taken any action resulting in the termination of, acceleration of performance required by, or resulting in a right of termination or acceleration under, any OTF II Material Contract other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to OTF II. No OTF II Material Contract has been amended, modified or supplemented other than as would not, individually or in the aggregate, reasonably be expected to be material to OTF II and its Consolidated Subsidiaries, taken as a whole. No event has occurred with respect to OTF II or any of its Consolidated Subsidiaries that, with or without the giving of notice, the lapse of time or both, would constitute a breach or default under any OTF II Material Contract other than as would not, individually or in the aggregate, reasonably be expected to be material to OTF II and its Consolidated Subsidiaries, taken as a whole.

Section 3.15 Insurance Coverage.

All material insurance policies maintained by OTF II or any of its Consolidated Subsidiaries and that name OTF II or any of its Consolidated Subsidiaries as an insured (each, an “OTF II Insurance Policy”), including the fidelity bond required by the Investment Company Act, are in full force and effect and all premiums due and payable with respect to each OTF II Insurance Policy have been paid. Neither OTF II nor any of its Consolidated Subsidiaries has received written notice of cancellation of any OTF II Insurance Policy.

Section 3.16 Intellectual Property.

OTF II and its Consolidated Subsidiaries own, possess or have a valid license or other adequate rights to use all patents, patent applications, patent rights, trademarks, trademark applications, trademark rights, trade names, trade name rights, service marks, service mark applications, service mark rights, copyrights, computer programs and other proprietary intellectual property rights (collectively, “Intellectual Property Rights”) that are material to the conduct of the business of OTF II and its Consolidated Subsidiaries taken as a whole (hereinafter, “OTF II Intellectual Property Rights”), except where the failure to own, possess or have adequate rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to OTF II. No claims are pending for which OTF II has received written notice or, to the Knowledge of OTF II, threatened (i) that OTF II or any of its Consolidated Subsidiaries is infringing or otherwise violating the rights of any Person with regard to any Intellectual Property Right, or (ii) that any OTF II Intellectual Property Right is invalid or unenforceable. To the Knowledge of OTF II, no Person is infringing, misappropriating or using without authorization the rights of OTF II or any of its Consolidated Subsidiaries with respect to any Intellectual Property Right, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to OTF II.

Section 3.17 Real Property.

Neither OTF II nor any of its Consolidated Subsidiaries owns or leases any real property.

Section 3.18 Investment Assets.

Each of OTF II and its Consolidated Subsidiaries has good title to all securities, Indebtedness and other financial instruments owned by it, free and clear of any material Liens, except to the extent such securities, Indebtedness or other financial instruments, as applicable, are pledged to secure obligations of OTF II or its Consolidated Subsidiaries under the secured and unsecured financing transactions that have been Previously Disclosed and except for Liens consisting of restrictions on transfer agreed to in respect of investments entered into in the ordinary course of business and, if material, Previously Disclosed. As of the date of this Agreement, the value of investments owned by OTF II that are “qualifying investments” for purposes of Section 55(a) of the Investment Company Act is greater than 70% of the value of OTF II’s total assets (other than assets described in Section 55(a)(7) of the Investment Company Act).

Section 3.19 State Takeover Laws.

No restrictions on “business combinations” set forth in any “moratorium,” “control share,” “fair price,” “takeover” or “interested stockholder” Law (any such laws, “Takeover Statutes”) are applicable to this Agreement, the Mergers or the other Transactions.

Section 3.20 Appraisal Rights.

In accordance with Section 3-202(c) of the MGCL and pursuant to the OTF II Charter, no appraisal rights shall be available to holders of OTF II Common Stock in connection with the Transactions.

Section 3.21 Valuation.

Except as may be mutually agreed by the parties, the value of each investment asset owned by OTF II that is used in connection with the computations made by OTF II pursuant to Section 2.06 will be determined in accordance with the valuation policies and procedures adopted by the valuation designee and approved by the OTF II Board under Rule 2a-5 of the Investment Company Act and no exceptions to such valuation policies and procedures have been or will be permitted in valuing such assets in connection with the computations pursuant to Section 2.06 for purposes of this Agreement, and the value of all assets owned by OTF II other than investment assets that are used in connection with the computations made by OTF II pursuant to Section 2.06 will be determined in accordance with GAAP.

Section 3.22 Opinion of Financial Advisor.

Prior to the execution of this Agreement, the OTF II Board and the OTF II Special Committee have received the opinions of each of Morgan Stanley & Co. LLC and Greenhill & Co., LLC, financial advisors to the OTF II Special Committee, to the effect that, as of the date of such opinion and based upon and subject to the various assumptions, limitations, qualifications and other matters set forth therein, the Exchange Ratio (as specified in such opinion) in the Merger is fair, from a financial point of view, to the holders of OTF II Common Stock.

Article IV.

REPRESENTATIONS AND WARRANTIES OF OTF

Except with respect to matters that have been Previously Disclosed, OTF hereby represents and warrants to OTF II that:

Section 4.01 Corporate Organization.

(a)

Each of OTF and Merger Sub is a corporation duly incorporated and validly existing and in good standing under the Laws of the State of Maryland and in good standing with the SDAT. Each of OTF and Merger Sub has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, in each case, other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to OTF. OTF has duly elected to be regulated as a BDC and such election has not been revoked or withdrawn and is in full force and effect.

(b)

True, complete and correct copies of the charter of OTF (the “OTF Charter”) and the Bylaws of OTF (the “OTF Bylaws”), as in effect as of the date of this Agreement, have previously been publicly filed by OTF. True, correct and complete copies of the charter and bylaws of Merger Sub, as in effect as of the date hereof, have previously been provided to OTF II.

(c)

Each Consolidated Subsidiary of OTF (i) is duly incorporated or duly formed, as applicable to each such Consolidated Subsidiary, and validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization, as applicable, (ii) has the requisite corporate or limited liability company (or similar) power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and (iii) is duly licensed or qualified to do business as a foreign corporation or other business entity in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, other than in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to OTF.

Section 4.02 Capitalization.

(a)

The authorized capital stock of OTF consists of 500,000,000 shares of which (i) 210,978,841.567 shares of OTF Common Stock were outstanding as of the close of business on November 11, 2024 (the “OTF Capitalization Date”) and (ii) no shares of preferred stock, par value $0.01 per share were outstanding as of the close of business on the OTF Capitalization Date. All of the issued and outstanding shares of OTF Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability with respect to OTF attaching to the ownership thereof. All of the shares of OTF Common Stock constituting the Merger Consideration will be, when issued pursuant to the terms of the Merger, duly authorized and validly issued and fully paid, nonassessable and free of preemptive rights, with no personal liability with respect to OTF attaching to the ownership thereof. As of the date of this Agreement, no Indebtedness having the right to vote on any matters on which stockholders of OTF may vote (“OTF Voting Debt”) is issued or outstanding. As of the OTF Capitalization Date, except pursuant to OTF’s dividend reinvestment plan or as otherwise set forth on Section 4.02(a) of the OTF Disclosure Schedule, OTF does not have and is not bound by any Rights calling for the purchase or issuance of, or the payment of any amount based on, any shares of OTF Common Stock, OTF Voting Debt or any other equity securities of OTF or any securities representing the right to purchase or otherwise receive any shares of OTF Common Stock, OTF Voting Debt or other equity securities of OTF. There are no obligations of OTF or any of its Consolidated Subsidiaries (i) to repurchase, redeem or otherwise acquire any shares of capital stock of OTF, OTF Voting Debt or any equity security of OTF or its Consolidated Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of capital stock, OTF Voting Debt or any other equity security of OTF or its Consolidated Subsidiaries or (ii) pursuant to which OTF or any of its Consolidated Subsidiaries is or could be required to register shares of OTF capital stock or other securities under the Securities Act. All of OTF Common Stock sold has been offered and sold in private placements exempt from the registration requirements of the Securities Act and in compliance with applicable Law.

(b)

All of the issued and outstanding shares of capital stock or other equity ownership interests of each Consolidated Subsidiary of OTF are owned by OTF, directly or indirectly, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (in respect of corporate entities) and free of preemptive rights. No Consolidated Subsidiary of OTF has or is bound by any outstanding Rights calling for the purchase or issuance of, or the payment of any amount based on, any shares of capital stock or any other equity security of such Consolidated Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Consolidated Subsidiary.

Section 4.03 Authority; No Violation.

(a)

Each of OTF and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery of this Agreement and the consummation of the Transactions have been duly and validly approved by the OTF Board, including, after separate meetings and discussion, all of the Independent Directors of OTF, and the board of directors of Merger Sub. The OTF Board (on the recommendation of the OTF Special Committee), has unanimously (i) determined that (A) this Agreement, the Merger and the other Transactions are advisable and in the best interests of OTF and (B) determined that the interests of OTF’s existing stockholders will not be diluted (as provided under Rule 17a-8 of the Investment Company Act) as a result of the Transactions, (ii) approved and declared advisable the OTF Matters, (iii) directed that the OTF Matters be submitted to OTF’s stockholders for approval at a duly held meeting of such stockholders (the “OTF Stockholders Meeting”) and (iv) resolved to recommend that the stockholders of OTF approve the OTF Matters (such recommendation, the “OTF Board Recommendation”). Except for obtaining from OTF’s stockholders the OTF Requisite Vote to approve the OTF Matters, the Merger and the other Transactions have been authorized by all necessary corporate action on the part of OTF. This Agreement has been duly and validly executed and delivered by OTF and Merger Sub and (assuming due authorization, execution and delivery by OTF II and OTF II Adviser) constitutes the valid and binding obligation of each of OTF and Merger Sub, enforceable against each of OTF and Merger Sub in accordance with its terms (except as may be limited by the Bankruptcy and Equity Exception).

(b)

Neither the execution and delivery of this Agreement by OTF or Merger Sub, nor the consummation by OTF or Merger Sub of the Transactions, nor performance of this Agreement by OTF or Merger Sub, will (i) violate any provision of the OTF Charter, OTF Bylaws or the bylaws or charter of Merger Sub or (ii) assuming that the consents, approvals and filings referred to in Section 4.03(a) and Section 4.04 are duly obtained and/or made, (A) violate any Law or Order applicable to OTF or any of its Consolidated Subsidiaries or (B) except as set forth on Section 4.03(b) of the OTF Disclosure Schedule or in any Contract that was Previously Disclosed, violate, conflict with, result in a breach of or the loss of any benefit under, constitute a default (or an event that, with or without the giving of notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, require the consent, approval or authorization of, or notice to or filing with any third-party with respect to, or result in the creation of any Lien upon any of the respective properties or assets of OTF or any of its

Consolidated Subsidiaries under, any of the terms, conditions or provisions of any Permit, Contract or other obligation to which OTF or any of its Consolidated Subsidiaries is a party or by which any of them or any of their respective properties or assets is bound except, with respect to clause (ii)(B), any such violation, conflict, breach, loss, default, termination, cancellation, acceleration, consent, approval or creation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to OTF. Section 4.03(b) of the OTF Disclosure Schedule sets forth, to OTF’s Knowledge, any material consent fees payable to a third party in connection with the Mergers.

Section 4.04 Governmental Consents.

No consents or approvals of, or filings or registrations with, any Governmental Entity are necessary in connection with the consummation by OTF or Merger Sub of the Mergers and the other Transactions, except for (i) the filing with the SEC of the Joint Proxy Statement/Prospectus and the Registration Statement in which the Joint Proxy Statement/Prospectus will be included as a prospectus, and declaration of effectiveness of the Registration Statement by the SEC, (ii) the filing of the Articles of Merger with and the acceptance for record of the Articles of Merger by the SDAT in respect of the Merger, (iii) the filing of the Second Articles of Merger with and the acceptance for record of the Second Articles of Merger by the SDAT in respect of the Second Merger, (iv) the filing of the Second Articles of Amendment and Restatement with and the acceptance for record of the Second Articles of Amendment and Restatement by the SDAT, (v) any notices or filings under the HSR Act, (vi) such filings and approvals, if any, as are required to be made or obtained under the securities or “blue sky” Laws of various states in connection with the issuance of the shares of OTF Common Stock pursuant to this Agreement, (vii) the reporting of this Agreement on a Current Report on Form 8-K and (viii) any such consents, approvals, filings or registrations that the failure to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on OTF.

Section 4.05 Reports.

(a)

OTF has timely filed or furnished all forms, statements, certifications, reports and documents that it was required to file or furnish since the Applicable Date with the SEC (such forms, statements, certifications, reports and documents filed or furnished since the Applicable Date, including any amendments thereto, the “OTF SEC Reports”), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to OTF. To OTF’s Knowledge, no OTF SEC Report, at the time filed or furnished with the SEC, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading. To OTF’s Knowledge, all OTF SEC Reports, as of their respective dates, complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto. None of the Consolidated Subsidiaries of OTF is required to make any filing with the SEC.

(b)

Neither OTF nor any of its Consolidated Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any Contract, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, any Governmental Entity that currently restricts in any material respect the conduct of its business (or to OTF’s Knowledge that, upon consummation of the Mergers, would restrict in any material respect the conduct of the business of OTF or any of its Consolidated Subsidiaries), or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its business, other than those of general application that apply to similarly situated BDCs or their Consolidated Subsidiaries, nor has OTF or any of its Consolidated Subsidiaries been advised in writing or, to the Knowledge of OTF, verbally, by any Governmental Entity that it is considering issuing, initiating, ordering, or requesting any of the foregoing.

(c)

OTF has made available to OTF II all material correspondence with the SEC since the Applicable Date and, as of the date of this Agreement, to the Knowledge of OTF, (i) there are no unresolved comments from the SEC with respect to the OTF SEC Reports or any SEC examination of OTF and (ii) none of the OTF SEC Reports is subject to any ongoing review by the SEC.

Section 4.06 OTF Financial Statements.

(a)

The consolidated financial statements, including the related consolidated schedules of investments, of OTF and its Consolidated Subsidiaries included (or incorporated by reference) in the OTF SEC Reports (including the related notes, where applicable): (i) fairly present in all material respects the consolidated results of operations, cash flows, changes in stockholders’ equity and consolidated financial position of OTF and its Consolidated Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (except that unaudited statements may not contain notes and are subject to recurring year-end audit adjustments normal in nature and amount), (ii) to OTF’s Knowledge, have complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and (iii) have been prepared in all material respects in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. KPMG has not resigned, threatened resignation or been dismissed as OTF’s independent public accountant as a result of or in connection with any disagreements with OTF on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(b)

Except for (A) liabilities reflected or reserved against on the consolidated audited balance sheet of OTF as of December 31, 2023 included in the audited financial statements set forth in OTF’s annual report on Form 10-K for the year ended December 31, 2023 (the “OTF Balance Sheet”), (B) liabilities incurred in the ordinary course of business since December 31, 2023, (C) liabilities incurred in connection with this Agreement and the Transactions, (D) liabilities otherwise disclosed in the OTF SEC Reports and (E) liabilities that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to OTF, neither OTF nor any of its Consolidated Subsidiaries has any liabilities that would be required to be reflected or reserved against in the OTF Balance Sheet in accordance with GAAP.

(c)

Neither OTF nor any of its Consolidated Subsidiaries is a party to or has any commitment to become a party to any off-balance sheet joint venture, partnership or similar contract with any unconsolidated Affiliate or “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K promulgated under the Exchange Act) where the result or purpose of such contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of OTF and its Consolidated Subsidiaries in the OTF SEC Reports.

(d)

Since the Applicable Date, (i) neither OTF nor any of its Consolidated Subsidiaries nor, to the Knowledge of OTF, any director, officer, auditor, accountant or representative of OTF or any of its Consolidated Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of OTF or any of its Consolidated Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that OTF or any of its Consolidated Subsidiaries has engaged in questionable or illegal accounting or auditing practices or maintains inadequate internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act), and (ii) no attorney representing OTF or any of its Consolidated Subsidiaries, whether or not employed by OTF or any of its Consolidated Subsidiaries, has reported evidence of a material violation of securities laws, breach of duty or similar violation by OTF or any of its officers, directors or agents to the OTF Board or any committee thereof or to any director or officer of OTF.

(e)

To OTF’s Knowledge, since the Applicable Date, KPMG, which has expressed its opinion with respect to the annual financial statements of OTF and its Consolidated Subsidiaries included in the OTF SEC Reports (including the related notes), has, for the period it has served as OTF’s independent accounting firm, been (i) “independent” with respect to OTF and its Consolidated Subsidiaries within the meaning of Regulation S-X, and (ii) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the related rules of the SEC and the Public Company Accounting Oversight Board.

(f)

The principal executive officer and principal financial officer of OTF have made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the statements contained in any such certifications are complete and correct, and OTF is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act.

(g)	OTF has in all material respects:

(i)

designed and maintained a system of disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) to ensure that all information (both financial and non-financial) required to be disclosed by OTF in the reports that it files or submits to the SEC under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that such information is accumulated and communicated to OTF’s management as appropriate to allow timely decisions regarding required disclosure and to allow OTF’s principal executive officer and principal financial officer to make the certifications required under the Exchange Act with respect to such reports;

(ii)

designed and maintained a system of internal controls over financial reporting sufficient to provide reasonable assurance concerning the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) OTF’s management, with the participation of OTF’s principal executive and financial officers, has completed an assessment of the effectiveness of OTF’s internal controls over financial reporting for the fiscal year ended December 31, 2023 in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act, and such assessment concluded that OTF maintained, in all material respects, effective internal control over financial reporting as of December 31, 2023, using the framework specified in OTF’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023;

(iii)

(A) disclosed, based on its most recent evaluation, to its auditors and the audit committee of the OTF Board (1) any significant deficiencies or material weaknesses (as defined in the relevant Statement of Auditing Standards) in the design or operation of OTF’s internal controls over financial reporting that are reasonably likely to adversely affect its ability to record, process, summarize and report financial data and (2) any fraud, whether or not material, that involves management or other individuals who have a significant role in its internal controls over financial reporting and (B) identified for OTF’s auditors any material weaknesses in internal controls; and

(iv)

provided to OTF II true, complete and correct copies of any of the foregoing disclosures to its auditors or the audit committee of the OTF Board that have been made in writing from the Applicable Date through the date hereof, and will promptly provide to OTF II true, complete and correct copies of any such disclosures that are made after the date hereof.

(h)

The fair market value of OTF’s investments as of September 30, 2024 (i) was determined in accordance with ASC Topic 820 and (ii) reflects a reasonable estimate of the fair value of such investments as determined in good faith, after due inquiry, by the OTF valuation designee in accordance with Rule 2a-5.

(i)

To OTF’s Knowledge, there is no fraud or suspected fraud affecting OTF involving management of OTF or employees of Blue Owl who have significant roles in OTF’s internal control over financial reporting, when such fraud could have a material effect on OTF’s consolidated financial statements.

Section 4.07 Broker’s Fees.

Neither OTF nor any of its Consolidated Subsidiaries nor any of their respective directors, officers or agents has utilized any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Mergers or the other Transactions, other than to RBC Capital Markets, LLC, Truist Securities, Inc., ING Financial Markets LLC and Sumitomo Mitsui Banking Corporation pursuant to letter agreements, true, complete and correct copy of which has been previously delivered to OTF II.

Section 4.08 Absence of Changes or Events.

Since December 31, 2023 and through the date of this Agreement, (i) except as set forth in Section 4.08 of the OTF Disclosure Schedules, (ii) except as expressly permitted or required by or in connection with the execution and delivery of this Agreement and the consummation of the Transactions, the business of OTF and its Consolidated Subsidiaries has been conducted in the ordinary course of business, (iii) there has not been any Effect that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to OTF and (iv) there has not been any material action that, if it had been taken after the date hereof, would have required the consent of OTF II under Section 6.01 or Section 6.02.

Section 4.09 Compliance with Applicable Law; Permits.

(a)

Each of OTF and each of its Consolidated Subsidiaries is in compliance, and has been operated in compliance, in all material respects, with all applicable Laws, including, if and to the extent applicable, the Investment Company Act, the Securities Act and the Exchange Act other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to OTF. OTF has not received any written or, to OTF’s Knowledge, oral notification from a Governmental Entity of any material non-compliance with any applicable Laws, which non-compliance would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to OTF. All shares of OTF Common Stock have been offered and sold in compliance with an appropriate exemption from the registration requirements of the Securities Act, other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to OTF. OTF is not subject to any “stop order” and is, and was, fully qualified to sell shares of OTF Common Stock in each jurisdiction in which such shares were offered and sold, other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to OTF.

(b)

OTF is in compliance, and since the Applicable Date, has complied with its investment policies and restrictions and portfolio valuation methods, if any, as such policies and restrictions have been set forth in its registration statement (as amended from time to time) or reports that it has filed with the SEC under the Exchange Act and applicable Laws, if any, other than any non-compliance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to OTF.

(c)

OTF has written policies and procedures adopted pursuant to Rule 38a-1 under the Investment Company Act that are reasonably designed to prevent material violations of the “Federal Securities Laws,” as such term is defined in Rule 38a-1(e)(1) under the Investment Company Act. There have been no “Material Compliance Matters” for OTF, as such term is defined in Rule 38a-1(e)(2) under the Investment Company Act, other than those that have been reported to the OTF Board and satisfactorily remedied or are in the process of being remedied or those that would not, reasonably be expected to have a Material Adverse Effect with respect to OTF.

(d)

Each of OTF and each of its Consolidated Subsidiaries holds and is in compliance with all Permits required in order to permit OTF and each of its Consolidated Subsidiaries to own or lease their properties and assets and to conduct their businesses under and pursuant to all applicable Law as presently conducted, other than any failure to hold or non-compliance with any such Permit that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to OTF. All such Permits are valid and in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to OTF. OTF has not received any written or, to OTF’s Knowledge, oral notification from a Governmental Entity of any material non-compliance with any such Permits, and no Proceeding is pending or threatened in writing to suspend, cancel, modify, revoke or materially limit any such Permits, which Proceeding would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to OTF.

(e)

No “affiliated person” (as defined under the Investment Company Act) of OTF has been subject to disqualification to serve in any capacity contemplated by the Investment Company Act for any investment company (including a BDC) under Sections 9(a) and 9(b) of the Investment Company Act, unless, in each case, such Person has received exemptive relief from the SEC with respect to any such disqualification. There is no material Proceeding pending and served or, to the Knowledge of OTF, threatened that would result in any such disqualification.

(f)

The minute books and other similar records of OTF maintained since the Applicable Date contain a true and complete record in all material respects of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders of OTF, the OTF Board and any committees of the OTF Board.

Section 4.10 OTF Information.

None of the information supplied or to be supplied by OTF for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC, at any time the Registration Statement is amended or supplemented or at the time the Registration Statement becomes effective under the Securities Act, or (ii) the Joint Proxy Statement/Prospectus will, at the date the Joint Proxy Statement/Prospectus or any amendment or supplement is first mailed to stockholders of OTF II or stockholders of OTF or at the time of the OTF

II Stockholders Meeting or the OTF Stockholders Meeting, in each case, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, except that no representation or warranty is made by OTF with respect to information supplied by OTF II or OTF II Adviser for inclusion or incorporation by reference in the Registration Statement or the Joint Proxy Statement/Prospectus.

Section 4.11 Taxes and Tax Returns.

(a)

OTF and each of its Consolidated Subsidiaries has duly and timely filed (taking into account all applicable extensions) all material Tax Returns required to be filed by it on or prior to the date of this Agreement and all such Tax Returns are true, complete and correct in all material respects. OTF and each of its Consolidated Subsidiaries has paid all material Taxes shown thereon as due and payable and has duly paid or made provision for the payment of all material Taxes that have been incurred or are due or claimed to be due from it by U.S. federal, state, non-U.S. or local taxing authorities other than Taxes that are not yet delinquent or are being contested in good faith, have not been finally determined and have been adequately reserved against under GAAP.

(b)

No material Tax Return of OTF or any Consolidated Subsidiary has been examined by the IRS or other relevant taxing authority. There are no material disputes pending, or written claims asserted, with respect to any material Tax Return of OTF or any of its Consolidated Subsidiaries or for material Taxes or assessments upon OTF or any of its Consolidated Subsidiaries for which OTF does not have reserves that are adequate under GAAP.

(c)

Neither OTF nor any of its Consolidated Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than any such agreement entered into in the ordinary course of business the principal purpose of which is not Taxes).

(d)

Within the past five years (or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Mergers are also a part), neither OTF nor any of its Consolidated Subsidiaries has been a “distributing corporation” or a “controlled corporation” in a distribution of stock which qualified or was intended to qualify under Section 355(a) of the Code and to which Section 355 of the Code (or so much of Section 356 of the Code, as it relates to Section 355 of the Code) applied or was intended to apply.

(e)

Neither OTF nor any of its Consolidated Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) adjustment under Section 481 of the Code (or any similar provision of state, local or non-U.S. Law) or any other change in method of accounting occurring prior to the Closing, (ii) closing agreement described in Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law) entered into prior to the Closing, (iii) installment sale or open transaction disposition occurring prior to the Closing, (iv) use of an improper method of accounting prior to the Closing, (v) prepaid amount received, or deferred revenue accrued, prior to the Closing, or (vi) “gain recognition agreement” as described in U.S. Treasury Regulation Section 1.367(a)-8 (or any similar provision of state, local or non-U.S. Law) executed prior to the Closing.

(f)

Neither OTF nor any of its Consolidated Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2). If OTF or any of its Consolidated Subsidiaries has participated in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b), such entity has properly disclosed such transaction in accordance with the applicable Tax regulations.

(g)

There are no outstanding applications, written agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against OTF or any of its Consolidated Subsidiaries.

(h)

OTF made a valid election under Part I of Subchapter M of Subtitle A, Chapter 1, of the Code to be taxed as a RIC. OTF has qualified as a RIC at all times since the beginning of its taxable year ending December 31, 2018 and expects to continue to so qualify through the Effective Time. No challenge to OTF’s status as a RIC is pending or has been threatened orally or in writing. For each taxable year of OTF ending before the Effective Time, OTF has satisfied, or expects to satisfy in the case of a taxable year ending after the date of this Agreement, the distribution requirements imposed on a regulated investment company under Section 852 of the Code.

(i)

Merger Sub is a newly formed entity created for the purpose of undertaking the Merger. Prior to the Effective Time, Merger Sub will not have engaged in any other business activities and will have incurred no liabilities or obligations other than as contemplated by this Agreement.

(j)

OTF and its Consolidated Subsidiaries have complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes, including information reporting requirements, and have, within the time and in the manner prescribed by applicable Law, in all material respects, withheld from and paid over all amounts required to be so withheld and paid over under applicable Laws.

(k)	OTF is not aware of any fact or circumstance that could reasonably be expected to prevent the Mergers from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(l)	OTF has no “earnings and profits” described in Section 852(a)(2)(B) of the Code.

(m)

Section 4.11(m) of the OTF Disclosure Schedule lists each asset the disposition of which would be subject to rules similar to Section 1374 of the Code as prescribed in IRS Notice 88-19, 1988-1 C.B. 486, or Treasury Regulation Section 1.337(d)-7 and the amount of “net unrealized built-in gain” (within the meaning of Section 1374(d) of the Code) on each such asset. Other than such assets listed in Section 4.11(m) of the OTF Disclosure Schedule, OTF is not now and will not be subject to corporate-level income taxation on the sale, transfer or other disposition of its assets currently held as a result of the application of Section 337(d) of the Code or the Treasury Regulations promulgated thereunder.

(n)

No claim has been made in writing by a taxing authority in a jurisdiction where OTF or any of its Consolidated Subsidiaries does not file Tax Returns that OTF or any such Consolidated Subsidiary is or may be subject to taxation by that jurisdiction, and which, if upheld, would reasonably result in a material Tax liability.

(o)	Neither OTF nor any of its Consolidated Subsidiaries has, or has ever had, a permanent establishment in any country other than the United States.

(p)	Neither OTF nor any of its Consolidated Subsidiaries has requested a private letter ruling from the IRS or comparable rulings from other taxing authorities.

(q)

Neither OTF nor any of its Consolidated Subsidiaries has any liability for the Taxes of another Person other than OTF and its Consolidated Subsidiaries under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law), as a transferee, successor or payable pursuant to a contractual obligation.

(r)

Neither OTF nor any of its Consolidated Subsidiaries has ever been a member of a consolidated, combined or unitary Tax group (other than such a group the common parent of which is OTF or any of its Consolidated Subsidiaries).

(s)	There are no material Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of OTF or any of its Consolidated Subsidiaries.

Section 4.12 Litigation.

As of the date of this Agreement, there are no material Proceedings pending or, to OTF’s Knowledge, threatened against OTF or any of its Consolidated Subsidiaries. There is no Order binding upon OTF or any of its Consolidated Subsidiaries other than such Orders as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to OTF.

Section 4.13 Employee Matters.

Neither OTF nor any of its Consolidated Subsidiaries has (i) any employees or (ii) any Employee Benefit Plans.

Section 4.14 Certain Contracts.

(a)

OTF has Previously Disclosed a complete and accurate list of, and true and complete copies have been delivered or made available (including via EDGAR) to OTF II of, all Contracts (collectively, the “OTF Material Contracts”) to which, as of the date hereof, OTF or any of its Consolidated Subsidiaries is a party, or by which OTF or any of its Consolidated Subsidiaries may be bound, or, to the Knowledge of OTF, to which it or any of its Consolidated Subsidiaries or their respective assets or properties may be subject, with respect to:

(i)	any Contract that is a “material contract” within the meaning of Item 601(b)(10) of the Regulation S-K or that is material to OTF or its financial condition or results of operations;

(ii)

other than Contracts entered into in the ordinary course of business providing for the obligation or commitment of OTF to provide funding to its portfolio investments, any loans or credit agreements, mortgages, indentures and other agreements and instruments pursuant to which any Indebtedness of OTF or any of its Consolidated Subsidiaries in an aggregate principal amount in excess of $500,000 is outstanding or may be incurred, or any guarantee by OTF or any of its Consolidated Subsidiaries of any Indebtedness in an aggregate principal amount in excess of $500,000;

(iii)

other than Contracts entered into in the ordinary course of business providing for the obligation or commitment of OTF to provide funding to its portfolio investments, any Contract that creates future payment obligations in excess of $250,000 and that by its terms does not terminate, or is not terminable upon notice, without penalty within 90 days or less, or any Contract that creates or would create a Lien on any asset of OTF or its Consolidated Subsidiaries (other than Liens consisting of restrictions on transfer agreed to in respect of investments entered into in the ordinary course of business or as would not, individually or in the aggregate, reasonably be expected to be material to OTF and its Consolidated Subsidiaries, taken as a whole);

(iv)

except with respect to investments set forth in the OTF SEC Reports, any partnership, limited liability company, joint venture or other similar Contract that is not entered into in the ordinary course of business and is material to OTF and its Consolidated Subsidiaries, taken as a whole;

(v)

any non-competition or non-solicitation Contract or any other Contract that limits, purports to limit, or would reasonably be expected to limit in each case in any material respect the manner in which, or the localities in which, any material business of OTF and its Consolidated Subsidiaries, taken as a whole, is or could be conducted or the types of business that OTF and its Consolidated Subsidiaries conducts or may conduct;

(vi)

any Contract relating to the acquisition or disposition of any business or operations (whether by merger, sale of stock, sale of assets or otherwise) involving value in excess of $250,000 (individually or together with all related Contracts) as to which there are any ongoing obligations or that was entered into on or after the Applicable Date other than Contracts entered into in the ordinary course of business with respect to investments set forth in the OTF SEC Reports;

(vii)

any Contract that obligates OTF or any of its Consolidated Subsidiaries to conduct any business that is material to OTF and its Consolidated Subsidiaries, taken as a whole, on an exclusive basis with any third party; or

(viii)	any Contract with a Governmental Entity.

(b)

Each OTF Material Contract is (x) valid and binding on OTF or its applicable Consolidated Subsidiary and, to OTF’s Knowledge, each other party thereto, (y) enforceable against OTF or its applicable Consolidated Subsidiary in accordance with its terms (subject to the Bankruptcy and Equity Exception), and (z) is in full force and effect other than in each case as would not, individually or in the aggregate, reasonably be expected to be material to OTF and its Consolidated Subsidiaries, taken as a whole. The OTF Advisory Agreement in effect as of the date of this Agreement has been approved by the OTF Board and stockholders of OTF in accordance with Section 15 of the Investment Company Act. Neither OTF nor any of its Consolidated Subsidiaries nor, to OTF’s Knowledge, any other party thereto, is in material breach of any provisions of or in default (or, with the giving of notice or lapse of time or both, would be in default) under, and has not taken any action resulting in the termination of, acceleration of performance required by, or resulting in a right of termination or acceleration under, any OTF Material Contract other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to OTF. No OTF Material Contract has been amended, modified or supplemented other than as would not, individually or in the aggregate, reasonably be expected to be material to OTF and its Consolidated Subsidiaries, taken as a whole. No event has occurred with respect to OTF or any of its Consolidated Subsidiaries that, with or without the giving of notice, the lapse of time or both, would constitute a breach or default under any OTF Material Contract other than as would not, individually or in the aggregate, reasonably be expected to be material to OTF and its Consolidated Subsidiaries, taken as a whole.

Section 4.15 Insurance Coverage.

All material insurance policies maintained by OTF or any of its Consolidated Subsidiaries and that name OTF or any of its Consolidated Subsidiaries as an insured (each, an “OTF Insurance Policy”), including the fidelity bond required by the Investment Company Act, are in full force and effect and all premiums due and payable with respect to each OTF Insurance Policy have been paid. Neither OTF nor any of its Consolidated Subsidiaries has received written notice of cancellation of any OTF Insurance Policy.

Section 4.16 Intellectual Property.

OTF and its Consolidated Subsidiaries own, possess or have a valid license or other adequate rights to use all Intellectual Property Rights that are material to the conduct of the business of OTF and its Consolidated Subsidiaries taken as a whole (hereinafter, “OTF Intellectual Property Rights”), except where the failure to own, possess or have adequate rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to OTF. No claims are pending for which OTF has received written notice or, to the Knowledge of OTF, threatened (i) that OTF or any of its Consolidated Subsidiaries is infringing or otherwise violating the rights of any Person with regard to any Intellectual Property Right, or (ii) that any OTF Intellectual Property Right is invalid or unenforceable. To the Knowledge of OTF, no Person is infringing, misappropriating or using without authorization the rights of OTF or any of its Consolidated Subsidiaries with respect to any Intellectual Property Right, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to OTF.

Section 4.17 Real Property.

Neither OTF nor any of its Consolidated Subsidiaries owns or leases any real property.

Section 4.18 Investment Assets.

Each of OTF and its Consolidated Subsidiaries has good title to all securities, Indebtedness and other financial instruments owned by it, free and clear of any material Liens, except to the extent such securities, Indebtedness or other financial instruments, as applicable, are pledged to secure obligations of OTF or its Consolidated Subsidiaries in the secured and unsecured financing transactions that have been Previously Disclosed and except for Liens consisting of restrictions on transfer agreed to in respect of investments entered into in the ordinary course of business and, if material, Previously Disclosed. As of the date of this Agreement, the value of investments owned by OTF that are “qualifying investments” for purposes of Section 55(a) of the Investment Company Act is greater than 70% of the value of OTF’s total assets (other than assets described in Section 55(a)(7) of the Investment Company Act).

Section 4.19 State Takeover Laws.

No restrictions on “business combinations” set forth in any Takeover Statutes are applicable to this Agreement, the Mergers or the other Transactions.

Section 4.20 Valuation.

Except as may be mutually agreed by the parties, the value of each investment asset owned by OTF that is used in connection with the computations made by OTF pursuant to Section 2.06 will be determined in accordance with the valuation policies and procedures adopted by the valuation designee and approved by the OTF Board under Rule 2a-5 of the Investment Company Act and no exceptions to such valuation policies and procedures have been or will be permitted in valuing such assets in connection with the computations pursuant to Section 2.06 for purposes of this Agreement, and the value of all assets owned by OTF other than investment assets that are used in connection with the computations made by OTF pursuant to Section 2.06 will be determined in accordance with GAAP.

Section 4.21 Opinion of Financial Advisor.

Prior to the execution of this Agreement, the OTF Board and the OTF Special Committee, have received the opinion of RBC Capital Markets, LLC and Truist Securities, Inc., financial advisors to the OTF Special Committee, to the effect that, as of the date of such opinion and based upon and subject to the various assumptions, limitations, qualifications and other matters set forth therein, the Exchange Ratio (as specified in such opinion) was fair, from a financial point of view, to OTF.

Article V.

REPRESENTATIONS AND WARRANTIES OF THE ADVISERS

Except with respect to matters set forth in the OTF Adviser Disclosure Schedule or the OTF II Adviser Disclosure Schedule, as applicable, each Adviser hereby represents and warrants with respect to itself and OTF II (in the case of OTF II Adviser) and OTF (in the case of OTF Adviser), severally and not jointly, to OTF II and OTF that:

Section 5.01 Organization.

Such Adviser is a limited liability company organized and validly existing under the Laws of the State of Delaware and in good standing with the Delaware Secretary of State. Such Adviser has the requisite limited liability company power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business as a foreign limited liability company in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, in each case, other than as would not, individually or in the aggregate, reasonably be expected to prevent such Adviser from timely performing its material obligations under this Agreement or from consummating the Mergers and the other Transactions or have a Material Adverse Effect with respect to OTF II or OTF.

Section 5.02 Authority; No Violation.

(a)

Such Adviser has all requisite limited liability company power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement has been duly and validly approved by the managers of such Adviser. This Agreement has been duly and validly executed and delivered by such Adviser and (assuming due authorization, execution and delivery by such other Adviser, OTF II, OTF and Merger Sub) constitutes the valid and binding obligation of such Adviser, enforceable against such Adviser in accordance with its terms (except as may be limited by the Bankruptcy and Equity Exception).

(b)

Neither the execution and delivery of this Agreement by such Adviser, nor the consummation of the Transactions, nor performance of this Agreement by such Adviser, will (i) violate any provision of the certificate of formation or limited liability company agreement of such Adviser or (ii) (A) violate any Law or Order applicable to such Adviser or (B) violate, conflict with, result in a breach of or the loss of any benefit under, constitute a default (or an event that, with or without the giving of notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, require the consent, approval or authorization of, or notice to or filing with any third-party with respect to, or result in the creation of any Lien upon any of the respective properties or assets of such Adviser under, any of the terms, conditions or provisions of any Permit, Contract or other obligation to which such Adviser is a party or by which its properties or assets is bound except, with respect to clause (ii)(B), any such violation, conflict, breach, loss, default, termination, cancellation, acceleration, consent, approval or creation that would not, individually or in the aggregate, reasonably be expected to prevent such Adviser from timely performing its material obligations under this Agreement or from consummating the Mergers and the other Transactions or have a Material Adverse Effect with respect to OTF II or OTF.

(c)

No consents or approvals of, or filings or registrations with, any Governmental Entity are necessary in connection with the execution, delivery or performance of this Agreement by such Adviser, except for any such consents, approvals, filings or registrations that the failure to obtain or make would not, individually or in the aggregate, reasonably be expected to prevent such Adviser from timely performing its material obligations under this Agreement or from consummating the Mergers and the other Transactions or have a Material Adverse Effect with respect to OTF II or OTF.

Section 5.03 Compliance with Applicable Law; Permits.

(a)

Each Adviser is, and since the Applicable Date, has been, duly registered as an investment adviser under the Investment Advisers Act. Each Adviser is, and at all times required by applicable Law (other than the Investment Advisers Act) when such Adviser has been the investment adviser to OTF or OTF II has been, duly registered, licensed or qualified as an investment adviser in each state or any other jurisdiction where the conduct of its business requires such registration, licensing or qualification, except where the failure to be so registered, licensed or qualified would not prevent such Adviser from timely performing its material obligations under this Agreement or from consummating the Mergers and the other Transactions or have a Material Adverse Effect with respect to OTF II or OTF.

(b)

Such Adviser is in compliance, and has been operated in compliance, in all material respects, with all applicable Laws with regard to its management of OTF II and OTF, as applicable, including, if and to the extent applicable, the Investment Advisers Act, Investment Company Act, the Securities Act and the Exchange Act other than as would not, individually or in the aggregate, reasonably be expected to prevent such Adviser from timely performing its material obligations under this Agreement or from consummating the Mergers and the other Transactions or have a Material Adverse Effect with respect to OTF II or OTF. Neither Adviser has received any written or to such Adviser’s Knowledge, oral notification from a Governmental Entity of any material non-compliance with any applicable Laws with regard to its management of OTF II or OTF, as applicable, which non-compliance would, individually or in the aggregate, reasonably be expected to prevent such Adviser from timely performing its material obligations under this Agreement or from consummating the Mergers and the other Transactions or have a Material Adverse Effect with respect to OTF II or OTF, as applicable.

(c)

Each Adviser holds and is in compliance with all Permits required in order to permit such Adviser to own or lease its properties and assets and to conduct its business under and pursuant to all applicable Law as presently conducted, other than any failure to hold or non-compliance with any such Permit that would not, individually or in the aggregate, reasonably be expected to prevent such Adviser from timely performing its material obligations under this Agreement or from consummating the Mergers and the other Transactions or have a Material Adverse Effect with respect to OTF II or OTF. All such Permits are valid and in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to prevent such Adviser from timely performing its material obligations under this Agreement or from consummating the Mergers and the other Transactions or have a Material Adverse Effect with respect to OTF II or OTF. Neither Adviser has received any written or, to such Adviser’s Knowledge, oral notification from a Governmental Entity of any material non-compliance with any such Permits, and no Proceeding is pending or threatened in writing to suspend, cancel, modify, revoke or materially limit any such Permits, which Proceeding would, individually or in the aggregate, reasonably be expected to prevent such Adviser from timely performing its material obligations under this Agreement or from consummating the Mergers and the other Transactions or have a Material Adverse Effect with respect to OTF II or OTF.

(d)

Each Adviser has implemented written policies and procedures as required by Rule 206(4)-7 under the Investment Advisers Act (complete and correct copies of which have been made available to OTF II (in the case of OTF II Adviser) and OTF (in the case of OTF Adviser)) and, during the period prior to the date of this Agreement that such Adviser has been the investment adviser to OTF (in the case of OTF Adviser) or OTF II (in the case of OTF II Adviser), such Adviser has been in compliance with such policies and procedures with regard to its management of OTF II (in the case of OTF II Adviser) and OTF (in the case of OTF Adviser) except where the failures to adopt such policies and procedures or to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to OTF or OTF II.

(e)

During the period prior to the date of this Agreement that it has been the investment adviser to OTF (in the case of OTF Adviser) or OTF II (in the case of OTF II Adviser) there has been no material adverse change in the operations, affairs or regulatory status of such Adviser.

Section 5.04 Litigation.

There are no Proceedings pending or, to such Adviser’s Knowledge, threatened in writing against such Adviser, other than such Proceedings as would not, individually or in the aggregate, reasonably be expected to prevent such Adviser from timely performing its material obligations under this Agreement or from consummating the Mergers and the other Transactions or have a Material Adverse Effect with respect to OTF II (in the case of OTF II Adviser) or OTF (in the case of OTF Adviser). There is no Order binding upon such Adviser other than such Orders as would not, individually or in the aggregate, reasonably be expected to prevent such Adviser from timely performing its material obligations under this Agreement or from consummating the Mergers and the other Transactions or have a Material Adverse Effect with respect to OTF II (in the case of OTF II Adviser) or OTF (in the case of OTF Adviser).

Section 5.05 Valuation.

(a)

Except as set forth in Section 2.06(b) and as may be mutually agreed by the parties, the value of each investment asset owned by OTF II that is used in connection with the computations made by OTF II Adviser on behalf of OTF II pursuant to Section 2.06 will be determined in accordance with the valuation policies and procedures adopted by the valuation designee and approved by the OTF II Board under Rule 2a-5 under the Investment Company Act and no exceptions to such valuation policies and procedures have been or will be permitted in valuing such assets in connection with the computations pursuant to Section 2.06 for purposes of this Agreement, and the value of all assets owned by OTF II other than investment assets that are used in connection with the computations made by OTF II Adviser on behalf of OTF II pursuant to Section 2.06 will be determined in accordance with GAAP.

(b)

Except as may be mutually agreed by the parties, the value of each investment asset owned by OTF that is used in connection with the computations made by OTF Adviser on behalf of OTF pursuant to Section 2.06 will be determined in accordance with the valuation policies and procedures adopted by the valuation designee and approved by the OTF Board under Rule 2a-5 under the Investment Company Act and no exceptions to such valuation policies and procedures have been or will be permitted in valuing such assets in connection with the computations pursuant to Section 2.06 for purposes of this Agreement, and the value of all assets owned by OTF other than investment assets that are used in connection with the computations made by OTF Adviser on behalf of OTF pursuant to Section 2.06 will be determined in accordance with GAAP.

(c)

The Closing OTF II Net Asset Value presented by OTF II Adviser to the OTF II Board will reflect OTF II Adviser’s determination (as valuation designee under Rule 2a-5 of the Investment Company Act) of the fair value of any portfolio securities of OTF II for which market quotations are not readily available.

(d)

The Closing OTF Net Asset Value presented by OTF Adviser to the OTF Board will reflect OTF Adviser’s determination (as valuation designee under Rule 2a-5 of the Investment Company Act) of the fair value of any portfolio securities of OTF for which market quotations are not readily available.

Section 5.06 Adviser Information.

None of the information supplied or to be supplied by such Adviser for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC, at any time the Registration Statement is amended or supplemented or at the time the Registration Statement becomes effective under the Securities Act, or (ii) the Joint Proxy Statement/Prospectus will, at the date the Joint Proxy Statement/Prospectus or any amendment or supplement is first mailed to stockholders of OTF II or stockholders of OTF or at the time of the OTF II Stockholders Meeting or the OTF Stockholders Meeting, in each case, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, and in the case of the Joint Proxy Statement/Prospectus in light of the circumstances in which they are made, not misleading, except that no representation or warranty is made by such Adviser with respect to information supplied by the other Adviser, OTF II, OTF or Merger Sub for inclusion or incorporation by reference in the Registration Statement or the Joint Proxy Statement/Prospectus.

Section 5.07 Best Interests and No Dilution.

Each of OTF Adviser (in the case of OTF) and OTF II Adviser (in the case of OTF II) believes that (i) participation in the Mergers is in the best interests of OTF II (in the case of OTF II Adviser) and OTF (in the case of OTF Adviser), as applicable, and (ii) the interests of existing stockholders of OTF II and OTF will not be diluted (as provided under Rule 17a-8 of the Investment Company Act) as a result of the Mergers.

Section 5.08 Financial Resources.

Such Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement and the Joint Proxy Statement/Prospectus and under this Agreement.

Section 5.09 OTF II and OTF Forbearances.

The forbearances set forth in Section 6.02 are not expected to be overtly and materially onerous on the conduct of OTF II’s business (in the case of OTF II Adviser) and OTF’s business (in the case of OTF Adviser) in the ordinary course of business consistent with each of OTF II’s (in the case of OTF II Adviser) and OTF’s (in the case of OTF Adviser) investment objectives and policies as publicly disclosed, respectively.

Section 5.10 OTF II and OTF Representations and Warranties.

To the Knowledge of each OTF II Adviser, as of the date hereof, the representations and warranties made by OTF II in Article III and to the Knowledge of OTF Adviser, as of the date hereof, the representations and warranties made by OTF in Article IV are true and correct in all material respects.

Article VI.

COVENANTS RELATING TO CONDUCT OF BUSINESS

Section 6.01 Conduct of Businesses Prior to the Effective Time.

During the period from the date of this Agreement until the earlier of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 9.01, except (x) as may be required by Law or a Governmental Entity, (y) as required or expressly permitted by this Agreement or (z) with the prior written consent of the other parties hereto (including the consent of the OTF Special Committee, in the case of OTF, and the consent of the OTF II Special Committee, in the case of OTF II), which prior written consent shall not be unreasonably delayed, conditioned or withheld, each of OTF and OTF II shall, and shall cause each of its respective Consolidated Subsidiaries to, (a) conduct its business in the ordinary course of business, consistent with past practice and consistent with each of OTF II’s and OTF’s investment objectives and policies as publicly disclosed, respectively, and (b) use reasonable best efforts to maintain and preserve intact its business organization and existing business relationships.

Section 6.02 Forbearances.

During the period from the date of this Agreement until the earlier of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 9.01, except as may be required by Law or a Governmental Entity, as required or expressly permitted by this Agreement, as Previously Disclosed or as set forth in Section 6.02 of the OTF II Disclosure Schedule or Section 6.02 of the OTF Disclosure Schedule, as applicable, neither OTF II or OTF shall, and neither shall permit any of its Consolidated Subsidiaries to, directly or indirectly, without the prior written consent of OTF II or OTF, as applicable (and the consent of the OTF II Special Committee, in the case of OTF II, and the consent of the OTF Special Committee, in the case of OTF), which prior written consent shall not be unreasonably delayed, conditioned or withheld:

(a)

Other than pursuant to capital calls made pursuant to the terms of OTF II Subscription Agreements effective on or prior to the date of this Agreement or such party’s dividend reinvestment plan as in effect as of the date of this Agreement, issue, deliver, sell or grant, or encumber or pledge, or authorize the creation of (i) any shares of its capital stock, (ii) any OTF II Voting Debt or OTF Voting Debt, as applicable, or other voting securities or (iii) any securities convertible into or exercisable or exchangeable for, or any other Rights to acquire, any such shares or other securities.

(b)

(i) Make, authorize, declare, pay or set aside any dividend in respect of, or declare or make any distribution on, any shares of its capital stock, except for (A) the authorization, announcement and payment of regular quarterly and supplemental cash distributions consistent with past practices and such party’s investment objectives and policies as publicly disclosed, (B) the authorization and payment of any dividend or distribution necessary for such party to maintain its qualification as a RIC or to avoid the imposition of any income or excise tax, as reasonably determined by such party, (C) dividends payable by any direct or indirect wholly owned Consolidated Subsidiary of such party to such party or another direct or indirect wholly owned Consolidated Subsidiary of such party or (D) with respect to OTF II, a Tax Dividend; (ii) adjust, split, combine, reclassify or take similar action with respect to any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) purchase, redeem or otherwise acquire, any shares of its capital stock or any rights, warrants or options to acquire, or securities convertible into, such capital stock.

(c)

Sell, transfer, lease, mortgage, encumber or otherwise dispose of any of its assets or properties, except for (i) sales, transfers, leases, mortgages, encumbrances or other dispositions in the ordinary course of business consistent with such party’s investment objectives and policies as publicly disclosed, or (ii) encumbrances required to secure Permitted Indebtedness of such party or any of its Consolidated Subsidiaries.

(d)

Acquire or agree to acquire all or any portion of the assets, business or properties of any other Person, whether by merger, consolidation, purchase or otherwise or make any other investments, except in a transaction conducted in the ordinary course of business consistent with such party’s investment objectives and policies as publicly disclosed.

(e)

Amend the OTF II Charter or the OTF II Bylaws (in the case of OTF II) or the OTF Charter or the OTF Bylaws (in the case of OTF) or any other governing documents or similar governing documents of any of such party’s Consolidated Subsidiaries.

(f)

Implement or adopt any material change in its Tax or financial accounting principles, practices or methods, other than as required by applicable Law, GAAP, the SEC or applicable regulatory requirements.

(g)	Hire any employees or establish, become a party to or commit to adopt any Employee Benefit Plan.

(h)

Take any action or knowingly fail to take any action that would, or would reasonably be expected to (i) materially delay or materially impede the ability of the parties to consummate the Transactions or (ii) prevent the Mergers from qualifying as a reorganization within the meaning of Section 368(a) of the Code; provided, however, that the foregoing shall not preclude OTF II from declaring or paying any Tax Dividend on or before the Closing Date.

(i)

Incur any Indebtedness for borrowed money or guarantee any Indebtedness of another Person, except for (i) draw-downs with respect to any Previously Disclosed financing arrangements existing as of the date of this Agreement and obligations to fund commitments to portfolio companies entered into in the ordinary course of business and (ii) Permitted Indebtedness.

(j)

Make or agree to make any new capital expenditure other than obligations to fund commitments to portfolio companies or investments in new portfolio companies, in each case, entered into in the ordinary course of business consistent with such party’s investment objectives and policies as publicly disclosed.

(k)

File or amend any material Tax Return other than in the ordinary course of business consistent with past practice and such party’s investment objectives and policies as publicly disclosed; make, change or revoke any material Tax election; or settle or compromise any material Tax liability or refund.

(l)	Take any action, or knowingly fail to take any action, which action or failure to act is reasonably likely to cause such party to fail to qualify or not be subject to taxation as a RIC.

(m)

Enter into any new line of business (it being understood that this prohibition does not apply to any new or existing portfolio companies in which such party or any of its Consolidated Subsidiaries has made or will make a debt or equity investment that is in the ordinary course of business consistent with such party’s investment objectives and policies as publicly disclosed and is, would or should be reflected in such party’s schedule of investments included in its quarterly or annual periodic reports that are filed with the SEC).

(n)

Other than in the ordinary course of business consistent with such party’s investment objectives and policies as publicly disclosed, enter into any Contract that would otherwise constitute an OTF II Material Contract or OTF Material Contract, as applicable, had it been entered into prior to the date of this Agreement.

(o)

Other than in the ordinary course of business consistent with such party’s investment objectives and policies as publicly disclosed, terminate, cancel, renew or agree to any material amendment of, change in or waiver under any OTF II Material Contract or OTF Material Contract, as applicable.

(p)

Settle any Proceeding against it, except for Proceedings that (i) are settled in the ordinary course of business consistent with past practice and such party’s investment objectives and policies as publicly disclosed, in an amount not in excess of $250,000 in the aggregate (after reduction by any insurance proceeds actually received); (ii) would not impose any material restriction on the conduct of business of it or any of its Consolidated Subsidiaries or, after the Effective Time, OTF, OTF II, the Surviving Company or any of their respective Consolidated Subsidiaries and (iii) would not admit liability, guilt or fault.

(q)

Other than in the ordinary course of business consistent with such party’s investment objectives and policies as publicly disclosed, (i) pay, discharge or satisfy any Indebtedness for borrowed money, other than the payment, discharge or satisfaction required pursuant to the terms of outstanding debt of such party or its Consolidated Subsidiaries as in effect as of the date of this Agreement or other Permitted Indebtedness or (ii) cancel any material indebtedness.

(r)

Except as otherwise expressly contemplated by this Agreement, merge or consolidate such party or any of its Consolidated Subsidiaries with any Person or enter into any other similar extraordinary corporate transaction with any Person, or adopt, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of such party or any of its Consolidated Subsidiaries.

(s)	Agree to take, make any commitment to take, or adopt any resolutions of the OTF II Board or the OTF Board, as applicable, authorizing, any of the actions prohibited by this Section 6.02.

Article VII.

ADDITIONAL AGREEMENTS

Section 7.01 Further Assurances.

(a)

Subject to the right of OTF II to take any action that constitutes an OTF II Adverse Recommendation Change as expressly permitted pursuant to Section 7.06, and the right of OTF II to take any action that constitutes an OTF II Adverse Recommendation Change as expressly permitted pursuant to Section 7.07, the parties shall cooperate with each other and use reasonable best efforts to take, or cause to be taken, in good faith, all actions, and to do, or cause to be done, all things necessary, including to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all Permits of all Governmental Entities and all permits, consents, approvals, confirmations and authorizations of all third parties, in each case, that are necessary or advisable, to consummate the Transactions (including the Mergers) in the most expeditious manner practicable, and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such third parties and Governmental Entities.

In furtherance (but not in limitation) of the foregoing, each of OTF and OTF II shall as promptly as practicable file any required applications, notices or other filings under the HSR Act. Subject to applicable Law, OTF II and OTF shall have the right to review in advance, and, to the extent practicable, each shall consult the other on all the information relating to OTF II or OTF, as the case may be, and any of their respective Consolidated Subsidiaries, that appear in any filing made with, or written materials submitted to, any third-party or any Governmental Entity in connection with the Transactions. In exercising the foregoing right, each of the parties shall act reasonably and as promptly as practicable. The parties shall consult with each other with respect to the obtaining of all Permits, consents, approvals and authorizations of all third parties and Permits of all Governmental Entities necessary or advisable to consummate the Transactions and each party will keep the other reasonably apprised of the status of matters relating to completion of the Transactions. OTF, on the one hand, and OTF II, on the other hand, shall each, in connection with the efforts referenced in this Section 7.01(a) to obtain all requisite Permits for the Transactions under the HSR Act, use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry; (ii) keep the other party informed of any communication received by such party from, or given by such party to, the Federal Trade Commission (the “FTC”), the Antitrust Division of the Department of Justice (the “DOJ”), or any other Governmental Entity and (iii) subject to applicable Law, permit the other party to review, in advance, any written communication given by it to or received from, and consult with each other in advance of any meeting or conference with, the FTC, the DOJ, or any other Governmental Entity, and to the extent permitted by the FTC, the DOJ, or other applicable Governmental Entity, give the other party the opportunity to attend and participate in such meetings and conferences subject to applicable Law.

(b)

Notwithstanding anything to the contrary herein, nothing in this Agreement shall require either OTF and its Consolidated Subsidiaries, on the one hand, or OTF II and its Consolidated Subsidiaries, on the other hand, to make payments or provide other consideration for the repayment, restructuring or amendment of terms of indebtedness in connection with the Transactions (including the Mergers), other than any consent fees set forth in Section 3.03(b) of the OTF II Disclosure Schedule and Section 4.03(b) of the OTF Disclosure Schedule.

Section 7.02 Regulatory Matters.

(a)

OTF and OTF II shall as promptly as practicable jointly prepare and file with the SEC the Registration Statement. OTF shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as necessary to consummate the Mergers. OTF II and OTF shall use reasonable best efforts to cause the Joint Proxy Statement/Prospectus to be promptly mailed or delivered to their respective stockholders upon such effectiveness. OTF shall also use its reasonable best efforts to obtain all necessary state securities Law or “blue sky” permits and approvals required to carry out the Transactions, if any, and OTF II shall use reasonable best efforts to furnish all information concerning OTF II and the holders of OTF II Common Stock as may be reasonably requested by OTF in connection with any such action.

(b)

Each of OTF and OTF II shall cooperate with the other in the preparation of the Registration Statement and shall furnish to the other all information reasonably requested as may be reasonably necessary or advisable in connection with the Registration Statement or any other filing or application made by or on behalf of OTF, OTF II or any of their respective Consolidated Subsidiaries to any Governmental Entity in connection with the Mergers and the other Transactions. Prior to the Effective Time, each party hereto shall promptly notify the other party (i) upon becoming aware of any event or circumstance that is required to be described in an amendment to the Registration Statement or in supplement to the Joint Proxy Statement/Prospectus and (ii) after the receipt by it of any comments of the SEC with respect to the Joint Proxy Statement/Prospectus or the Registration Statement.

(c)

Subject to applicable Law, each of OTF and OTF II shall promptly advise the other upon receiving any communication from any Governmental Entity, the consent or approval of which is required for consummation of the Transactions, that causes such party to believe that there is a reasonable likelihood that any Regulatory Approval will not be obtained or that the receipt of any such approval may be materially delayed or conditioned.

Section 7.03 Stockholder Approval.

(a)

Notwithstanding anything to the contrary in Section 7.06, unless the OTF II Board has withdrawn the OTF II Board Recommendation in compliance with Section 7.06, OTF II shall submit to its stockholders the OTF II Matters, including the Merger, on the terms and conditions set forth in this Agreement.

(b)

In furtherance of that obligation, OTF II shall take, in accordance with applicable Law and the OTF II Charter and the OTF II Bylaws, all actions necessary to send a notice as promptly as practicable (but in no event later than 10 Business Days) following the date on which the SEC declares effective the Registration Statement of which the Joint Proxy Statement/Prospectus forms a part to convene the OTF II Stockholders Meeting, as promptly as practicable thereafter, to consider and vote upon the proposal to approve the OTF II Matters, including the Merger, on the terms and conditions set forth in this Agreement, as well as any other such matters. The record date for the OTF II Stockholders Meeting shall be determined in prior consultation with and subject to the prior written approval of OTF (which prior written approval shall not be unreasonably delayed, conditioned or withheld). Unless the OTF II Board has withdrawn the OTF II Board Recommendation in compliance with Section 7.06, OTF II shall use reasonable best efforts to obtain from OTF II’s stockholders the OTF II Requisite Vote, including by providing to OTF II’s stockholders the OTF II Board Recommendation and including such recommendation in the Joint Proxy Statement/Prospectus and by, at the request of OTF, postponing or adjourning the OTF II Stockholders Meeting to obtain a quorum or solicit additional proxies; provided that OTF II shall not postpone or adjourn the OTF II Stockholders Meeting for any other reason without the prior written consent of OTF (which prior written consent shall not be unreasonably delayed, conditioned or withheld). Without limiting the generality of the foregoing but subject to OTF II’s right to terminate this Agreement pursuant to Section 9.01, OTF II’s obligations pursuant to this Section 7.03(c) (including its obligation to submit to its stockholders the OTF II Matters and any other matters required to be approved or adopted by its stockholders in order to carry out the Transactions) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to OTF II, its Representatives or its stockholders of any Takeover Proposal (including any OTF II Superior Proposal) or (ii) OTF II effecting a Takeover Approval or delivering a Notice of an OTF II Superior Proposal, in each case, unless in connection therewith, the OTF II Board has withdrawn the OTF II Board Recommendation in compliance with Section 7.06.

(c)

Notwithstanding anything to the contrary in Section 7.07, unless the OTF Board has withdrawn the OTF Board recommendation in compliance with Section 7.07, OTF shall submit to its stockholders the OTF Matters, on the terms and conditions set forth in this Agreement. In furtherance of that obligation, OTF shall take, in accordance with applicable Law and the OTF Charter and the OTF Bylaws, all actions necessary to send a notice as promptly as practicable (but in no event later than 10 Business Days) following the date on which the SEC declares effective the Registration Statement of which the Joint Proxy Statement/Prospectus forms a part, to convene the OTF Stockholders Meeting, as promptly as practicable thereafter, to consider and vote upon the proposal to approve the OTF Matters, on the terms and conditions set forth in this Agreement as well as any other such matters. The record date for the OTF Stockholders Meeting shall be determined in prior consultation with and subject to the prior written approval of OTF II (which prior written approval shall not be unreasonably delayed, conditioned or withheld). Unless the OTF Board has withdrawn the OTF Board Recommendation in compliance with Section 7.07, OTF shall use reasonable best efforts to obtain from OTF’s stockholders the OTF Requisite Vote, including by providing to OTF’s stockholders the OTF Board Recommendation and including such recommendation in the Joint Proxy Statement/Prospectus and by, at the request of OTF II, postponing or adjourning the OTF Stockholders Meeting to obtain a quorum or solicit additional proxies; provided that OTF shall not postpone or adjourn the OTF Stockholders Meeting for any other reason without the prior written consent of OTF II (which prior written consent shall not be unreasonably delayed, conditioned or withheld). Without limiting the generality of the foregoing but subject to OTF’s right to terminate this Agreement pursuant to Section 9.01, OTF’s obligations pursuant to this Section 7.03(c) (including its obligation to submit to its stockholders the OTF Matters and any other matters required to be approved or adopted by its stockholders in order to carry out the Transactions) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to OTF, its Representatives or its stockholders of any Takeover Proposal (including any OTF Superior Proposal) or (ii) OTF effecting a Takeover Approval or delivering a Notice of an OTF Superior Proposal, in each case, unless in connection therewith, the OTF Board has withdrawn the OTF Board Recommendation in compliance with Section 7.06.

Section 7.04 Indemnification; Directors’ and Officers’ Insurance.

(a)

Following the Effective Time, OTF shall, to the fullest extent permitted under applicable Law, indemnify, defend and hold harmless and advance expenses to the present and former directors and officers of OTF II or any of its Consolidated Subsidiaries (in each case, when acting in such capacity) (each, an “Indemnified Party” and collectively, the “Indemnified Parties”) against all costs or expenses (including reasonable attorneys’ fees actually incurred, reasonable experts’ fees, reasonable travel expenses, court costs, transcript fees and telecommunications, postage and courier charges), judgments, fines, losses, claims, damages, penalties, amounts paid in settlement or other liabilities (collectively, “Indemnified Liabilities”) incurred in connection with any Proceeding arising out of actions or omissions occurring at or prior to the Effective Time (including the Transactions). In the event of any such Indemnified Liabilities, (i) OTF shall advance to such Indemnified Party, upon request, reimbursement of documented expenses reasonably and actually incurred to the fullest extent permitted under applicable Law provided that the Person to whom expenses are advanced, or someone on his or her behalf, provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification and complies with other applicable provisions imposed under the Investment Company Act and interpretations thereof by the SEC or its staff and (ii) OTF and the applicable Indemnified Parties shall cooperate in the defense of such matter.

(b)

Unless OTF and OTF II shall otherwise agree the Surviving Company or its successor shall, and OTF shall cause the Surviving Company or its successor to, continue to maintain in effect for a period of six years from and after the Effective Time (the “Tail Period”) OTF II’s existing directors and officers liability insurance (the “Current D&O Insurance”) in place as of the date of this Agreement; provided, however, that during the Tail Period, (i) the Current D&O Insurance policy may be amended or replaced provided that the coverage amount is not less than the amount set forth on Section 7.04(b) of the OTF Disclosure Schedule, the terms and conditions are otherwise not materially less advantageous to the insureds and the directors and officers of OTF II continue to be covered under the policy in their capacity as directors and officers of OTF II; or (ii) the Current D&O Insurance may be terminated provided that prior to such termination, OTF shall cause the Surviving Company or its successor to obtain and fully pay the premium for a “tail” insurance policy for the extension of the current D&O insurance through the remainder of the Tail Period with coverage and amounts not less than the amount set forth on Section 7.04(b) of the OTF Disclosure Schedule, and terms and conditions that are otherwise not materially less advantageous to the insureds as, provided in the Current D&O Insurance.

(c)

Any Indemnified Party wishing to claim indemnification under Section 7.04(a), upon learning of any Proceeding described above, shall promptly notify OTF in writing; provided, that the failure to so notify shall not affect the obligations of OTF under Section 7.04(a) unless OTF is materially prejudiced as a consequence.

(d)

If OTF or any of its successors or assigns consolidates with or merges into any other entity and is not the continuing or surviving entity of such consolidation or merger or transfers or otherwise disposes of all or substantially all of its assets to any other entity, then and in each such case, OTF shall cause proper provision to be made so that the successors and assigns of OTF shall assume the obligations set forth in this Section 7.04.

(e)

The provisions of this Section 7.04 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by Contract or otherwise.

Section 7.05 No Solicitation.

(a)

Each of OTF II and OTF shall, and shall cause its respective Affiliates, Consolidated Subsidiaries, and its and each of their respective officers, directors, trustees, managers, employees, consultants, financial advisors, attorneys, accountants and other advisors, representatives and agents (collectively, “Representatives”) to, immediately cease and cause to be terminated any discussions or negotiations with any parties that may be ongoing with respect to, or that are intended to or could reasonably be expected to lead to, a Takeover Proposal, and demand the immediate return or destruction (which destruction shall be certified in writing to OTF II or OTF, as applicable) of all confidential information previously furnished to any Person (other than OTF II, OTF or their respective Affiliates or Representatives) with respect to any Takeover Proposal. Prior to the Effective Time, subject to Section 7.06 in the case of OTF II and Section 7.07 in the case of OTF, each of OTF II and OTF shall not, and shall cause its respective Affiliates, Consolidated Subsidiaries and its and their respective Representatives not to: (i) directly or indirectly solicit, initiate, induce, encourage or take any other action (including by providing information) designed to, or which could reasonably be expected to, facilitate any inquiries or the making or submission or implementation of any proposal or offer (including any proposal or offer to its stockholders) with respect to any Takeover Proposal; (ii) approve, publicly endorse or recommend or enter into any agreement, arrangement, discussions or understandings with respect to any Takeover Proposal (including any letter of intent, agreement in principle, memorandum of understanding or confidentiality agreement) or enter into any Contract or understanding (including any letter of intent, agreement in principle, memorandum of understanding or confidentiality agreement) requiring it to abandon, terminate or fail to consummate, or that is intended to or that could reasonably be expected to result in the abandonment of, termination of or failure to consummate, the Merger or any other Transaction; (iii) initiate or participate in any way in any negotiations or discussions regarding, or furnish or disclose to any Person (other than OTF, OTF II or their respective Affiliates or Representatives) any information with respect to, or take any other action to facilitate or in furtherance of any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any Takeover Proposal; (iv) publicly propose or publicly announce an intention to take any of the foregoing actions; or (v) grant any (x) approval pursuant to any Takeover Statute to any Person (other than OTF, OTF II or their respective Affiliates) or with respect to any transaction (other than the Transactions) or (y) waiver or release under any standstill or any similar agreement with respect to equity securities of OTF II or OTF, unless failure to grant such waiver or release would be inconsistent with fiduciary standards applicable to the directors of OTF II or OTF, as applicable, under applicable Law; provided, however, that notwithstanding the foregoing, each party (A) may inform Persons of the provisions contained in this Section 7.05 and (B) shall be permitted to grant a waiver of or terminate any “standstill” or similar obligation of any third party with respect to equity securities of OTF or OTF II, as applicable, in order to allow such third party to confidentially submit a Takeover Proposal.

(b)

Each of OTF II and OTF shall as promptly as reasonably practicable (and in any event within twenty-four (24) hours after receipt) (i) notify the other party in writing of any request for information or any Takeover Proposal and the terms and conditions of such request, Takeover Proposal or inquiry (including the identity of the Person (or group of Persons) making such request, Takeover Proposal or inquiry) and (ii) provide to the other party copies of any written materials received by OTF II or OTF or their respective Representatives in connection with any of the foregoing, and the identity of the Person (or group of Persons) making any such request, Takeover Proposal or inquiry or with whom any discussions or negotiations are taking place. Each of OTF II and OTF agrees that it shall keep the other party informed on a reasonably current basis of the status and the material terms and conditions (including amendments or proposed amendments) of any such request, Takeover Proposal or inquiry and keep the other party informed on a reasonably current basis of any information requested of or provided by OTF II or OTF and as to the status of all discussions or negotiations with respect to any such request, Takeover Proposal or inquiry.

Section 7.06 OTF II Takeover Proposals.

(a)

If on or after the date of this Agreement and at any time prior to the OTF II Stockholders Meeting: (i) OTF II receives a bona fide unsolicited Takeover Proposal (under circumstances in which OTF II has complied in all material respects with the provisions of Section 7.05(a) and Section 7.05(b)); (ii) the OTF II Special Committee, shall have determined in good faith, after consultation with its outside legal counsel and, with respect to financial matters, any financial advisor, that (x) failure to consider such Takeover Proposal would be inconsistent with fiduciary standards applicable to the directors of OTF II under applicable Law and (y) such Takeover Proposal constitutes or is reasonably likely to result in an OTF II Superior Proposal; and (iii) OTF II gives OTF written notice of its intention to engage in negotiations or discussions with the Person making such Takeover Proposal at least two (2) Business Days before engaging in such negotiations or discussions (with such written notice specifying the identity of the Person making such Takeover Proposal, the terms and conditions of such Takeover Proposal and OTF II’s intention to furnish information to, or participate in discussions or negotiations with, the Person making such Takeover Proposal) then, subject to compliance with this Section 7.06(a), OTF II may:

(i)

engage in negotiations or discussions with such Person (and only such Person) who has made the unsolicited bona fide Takeover Proposal and provide information in response to a request therefor by such Person who has made such Takeover Proposal if OTF II (A) receives from such Person an executed confidentiality agreement with customary terms (including a standstill) and (B) provides OTF a copy of all such information that has not previously been delivered to OTF simultaneously with delivery to such Person (or such Person’s Representatives or Affiliates); and

(ii)

after fulfilling its obligations under Section 7.06(b) below, adopt, approve or recommend, or publicly propose to adopt, approve or recommend such Takeover Proposal, including entering into an agreement with respect thereto (collectively, a “Takeover Approval”).

If on or after the date of this Agreement and at any time prior to the OTF II Stockholders Meeting, the OTF II Special Committee, shall have determined, after consultation with its outside legal counsel, that continued recommendation of the OTF II Matters to OTF II’s stockholders would be inconsistent with fiduciary standards applicable to the directors of OTF II under applicable Law as a result of an OTF II Superior Proposal, OTF II may (A) withdraw or qualify (or modify or amend in a manner adverse to OTF), or publicly propose to withdraw or qualify (or modify or amend in a manner adverse to OTF), the OTF II Board Recommendation, and (B) take any action or make any statement, filing or release, in connection with the OTF II Stockholders Meeting or otherwise, inconsistent with the OTF II Board Recommendation (any action described in clauses (A) and (B) referred to collectively with any Takeover Approval as an “OTF II Adverse Recommendation Change”).

(b)

Upon any determination that a Takeover Proposal constitutes an OTF II Superior Proposal, OTF II shall promptly provide (and in any event within twenty-four (24) hours of such determination) to OTF a written notice (a “Notice of an OTF II Superior Proposal”) (i) advising OTF that the OTF II Board has received an OTF II Superior Proposal, (ii) specifying in reasonable detail the material terms and conditions of such OTF II Superior Proposal, including the amount per share or other consideration that the stockholders of OTF II will receive in connection with the OTF II Superior Proposal and including a copy of all written materials provided to or by OTF II in connection with such OTF II Superior Proposal (unless previously provided to OTF) and (iii) identifying the Person making such OTF II Superior Proposal. OTF II shall cooperate and negotiate in good faith with OTF (to the extent OTF desires to negotiate) during the five (5) calendar day period following OTF’s receipt of the Notice of an OTF II Superior Proposal (it being understood that any amendment to the financial terms or any other material term of such OTF II Superior Proposal shall require a new notice and a new two (2) calendar day period) to make such adjustments in the terms and conditions of this Agreement as would enable OTF II to determine that such OTF II Superior Proposal is no longer an OTF II Superior Proposal and proceed with an OTF II Board Recommendation without an OTF II Adverse Recommendation Change. If thereafter the OTF II Special Committee, determines, in its reasonable good faith judgment, after consultation with its outside legal counsel and, with respect to financial matters, any financial advisor and after giving effect to any proposed adjustments to the terms of this Agreement, that such OTF II Superior Proposal remains an OTF II Superior Proposal or the failure to make such OTF II Adverse Recommendation Change would be inconsistent with fiduciary standards applicable to the directors of OTF II under applicable Law, and OTF II has complied in all material respects with Section 7.06(a) above, OTF II may terminate this Agreement pursuant to Section 9.01(c)(iv) in order to enter into an agreement related to such OTF II Superior Proposal.

(c)

Other than as permitted by Section 7.06(a), neither OTF II nor the OTF II Board shall make any OTF II Adverse Recommendation Change. Notwithstanding anything herein to the contrary, no OTF II Adverse Recommendation Change shall change the approval of the OTF II Matters or any other approval of the OTF II Board, including in any respect that would have the effect of causing any Takeover Statute or other similar statute to be applicable to the Transactions.

(d)

OTF II shall provide OTF with prompt written notice of any meeting of the OTF II Board at which the OTF II Board is reasonably expected to consider any Takeover Proposal (such written notice shall in any event be received by OTF reasonably in advance of such meeting).

(e)

Other than in connection with an OTF II Takeover Proposal, nothing in this Agreement shall prohibit or restrict the OTF II Board from taking any action described in clause (A) of the definition of OTF II Adverse Recommendation Change in response to an Intervening Event (an “OTF II Intervening Event Recommendation Change”) if (A) prior to effecting any such OTF II Intervening Event Recommendation Change, OTF II promptly notifies OTF, in writing, at least five (5) Business Days (the “OTF II Intervening Event Notice Period”) before taking such action of its intent to consider such action (which notice shall not, by itself, constitute an OTF II Adverse Recommendation Change or an OTF II Intervening Event Recommendation Change), and which notice shall include a reasonably detailed description of the underlying facts giving rise to, and the reasons for taking, such action, (B) OTF II shall, and shall cause its Representatives to, during the OTF II Intervening Event Notice Period, negotiate with OTF in good faith (to the extent OTF desires to negotiate) to make such adjustments in the terms and conditions of this Agreement that would not permit the OTF II Board to make an OTF II Intervening Event Recommendation Change, and (C) the OTF II Special Committee, determines, after consulting with outside legal counsel and, with respect to financial matters, any financial advisor, that the failure to effect such an OTF II Intervening Event Recommendation Change, as applicable, after taking into account any adjustments made by OTF during the OTF II Intervening Event Notice Period, would be inconsistent with fiduciary standards applicable to the directors of OTF II under applicable Law.

(f)

Nothing contained in this Agreement shall be deemed to prohibit OTF II, the OTF II Board or the OTF II Special Committee from (i) complying with its disclosure obligations under applicable U.S. federal or state Law with regard to any Takeover Proposal or (ii) making any disclosure to OTF II’s stockholders if, after consultation with its outside legal counsel, OTF II determines that such disclosure would be required under applicable Law; provided, however, that any such disclosures (other than a “stop, look and listen” communication or similar communication of the type contemplated by Section 14d-9(f) under the Exchange Act) shall be deemed to be an OTF II Adverse Recommendation Change unless the OTF II Board expressly publicly reaffirms the OTF II Board Recommendation (i) in such communication or (ii) within three (3) Business Days after being requested in writing to do so by OTF.

Section 7.07 OTF Takeover Proposals.

(a)

If on or after the date of this Agreement and at any time prior to the OTF Stockholders Meeting: (i) OTF receives a bona fide unsolicited Takeover Proposal (under circumstances in which OTF has complied in all material respects with the provisions of Section 7.05(a) and Section 7.05(b)); (ii) the OTF Special Committee, shall have determined in good faith, after consultation with its outside legal counsel and, with respect to financial matters, any financial advisor, that (x) failure to consider such Takeover Proposal would be inconsistent with fiduciary standards applicable to the directors of OTF under applicable Law and (y) such Takeover Proposal constitutes or is reasonably likely to result in an OTF Superior Proposal; and (iii) OTF gives OTF II written notice of its intention to engage in negotiations of discussions with the Person making such Takeover Proposal at least two (2) Business Days before engaging in such negotiations or discussions (with such written notice specifying the identity of the Person making such Takeover Proposal, the terms and conditions of such Takeover Proposal and OTF’s intention to furnish information to, or participate in discussions or negotiations with, the Person making such Takeover Proposal) then, subject to compliance with this Section 7.07(a), OTF may:

(i)

engage in negotiations or discussions with such Person (and only such Person) who has made the unsolicited bona fide Takeover Proposal and provide information in response to a request therefor by such Person who has made such Takeover Proposal if OTF (A) receives from such Person an executed confidentiality agreement with customary terms (including a standstill) and (B) provides OTF II a copy of all such information that has not previously been delivered to OTF II simultaneously with delivery to such Person (or such Person’s Representatives or Affiliates); and

(ii)	after fulfilling its obligations under Section 7.07(b) below, effect a Takeover Approval.

If on or after the date of this Agreement and at any time prior to the OTF Stockholders Meeting, the OTF Special Committee, shall have determined after consultation with their outside legal counsel, that continued recommendation of the OTF Matters to OTF’s stockholders would be inconsistent with fiduciary standards applicable to the directors of OTF under applicable Law as a result of an OTF Superior Proposal, OTF may (A) withdraw or qualify (or modify or amend in a manner adverse to OTF II), or publicly propose to withdraw or qualify (or modify or amend in a manner adverse to OTF II), the OTF Board Recommendation, and (B) take any action or make any statement, filing or release, in connection with the OTF Stockholders Meeting or otherwise, inconsistent with the OTF Board Recommendation (any action described in clauses (A) and (B) referred to collectively with any Takeover Approval as an “OTF Adverse Recommendation Change”).

(b)

Upon any determination that a Takeover Proposal constitutes an OTF Superior Proposal, OTF shall promptly provide (and in any event within twenty-four (24) hours of such determination) to OTF II a written notice (a “Notice of an OTF Superior Proposal”) (i) advising OTF II that the OTF Board has received an OTF Superior Proposal, (ii) specifying in reasonable detail the material terms and conditions of such OTF Superior Proposal, including the amount per share or other consideration that the stockholders of OTF will receive in connection with the OTF Superior Proposal and including a copy of all written materials provided to or by OTF in connection with such OTF Superior Proposal (unless previously provided to OTF II) and (iii) identifying the Person making such OTF Superior Proposal. OTF shall cooperate and negotiate in good faith with OTF II (to the extent OTF II desires to negotiate) during the five (5) calendar day period following OTF II’s receipt of the Notice of an OTF Superior Proposal (it being understood that any amendment to the financial terms or any other material term of such OTF Superior Proposal shall require a new notice and a new two (2) calendar day period) to make such adjustments in the terms and conditions of this Agreement as would enable OTF to determine that such OTF Superior Proposal is no longer an OTF Superior Proposal and proceed with an OTF Board Recommendation without an OTF Adverse Recommendation Change. If thereafter the OTF Special Committee, determines, in its reasonable good faith judgement, after consultation with its outside legal counsel and, with respect to financial matters, any financial advisor and after giving effect to any proposed adjustments to the terms of this Agreement, that such OTF Superior Proposal remains an OTF Superior Proposal or the failure to make such OTF Adverse Recommendation Change would be inconsistent with fiduciary standards applicable to the directors of OTF under applicable Law, and OTF has complied in all material respects with Section 7.07(a) above, OTF may terminate this Agreement pursuant to Section 9.01(d)(iv) in order to enter into an agreement related to such OTF Superior Proposal.

(c)

Other than as permitted by Section 7.07(a), neither OTF nor the OTF Board shall make any OTF Adverse Recommendation Change. Notwithstanding anything herein to the contrary, no OTF Adverse Recommendation Change shall change the approval of the OTF Matters or any other approval of the OTF Board, including in any respect that would have the effect of causing any Takeover Statute or other similar statute to be applicable to the Transactions.

(d)

OTF shall provide OTF II with prompt written notice of any meeting of the OTF Board at which the OTF Board is reasonably expected to consider any Takeover Proposal (such written notice shall in any event be received by OTF II reasonably in advance of such meeting).

(e)

Other than in connection with an OTF Takeover Proposal, nothing in this Agreement shall prohibit or restrict the OTF Board from taking any action described in clause (A) of the definition of OTF Adverse Recommendation Change in response to an Intervening Event (an “OTF Intervening Event Recommendation Change”) if (A) prior to effecting any such OTF Intervening Event Recommendation Change, OTF promptly notifies OTF II, in writing, at least five (5) Business Days (the “OTF Intervening Event Notice Period”) before taking such action of its intent to consider such action (which notice shall not, by itself, constitute an OTF Adverse Recommendation Change or an OTF Intervening Event Recommendation Change), and which notice shall include a reasonably detailed description of the underlying facts giving rise to, and the reasons for taking, such action, (B) OTF shall, and shall cause its Representatives to, during the OTF Intervening Event Notice Period, negotiate with OTF II in good faith (to the extent OTF II desires to negotiate) to make such adjustments in the terms and conditions of this Agreement that would not permit the OTF Board to make an OTF Intervening Event Recommendation Change, and (C) the OTF Special Committee, determines, after consulting with outside legal counsel and, with respect to financial matters, any financial advisor, that the failure to effect such an OTF Intervening Event Recommendation Change, as applicable, after taking into account any adjustments made by OTF II during the OTF Intervening Event Notice Period, would be inconsistent with fiduciary standards applicable to the directors of OTF under applicable Law.

(f)

Nothing contained in this Agreement shall be deemed to prohibit OTF, the OTF Board or the OTF Special Committee from (i) complying with its disclosure obligations under applicable U.S. federal or state Law with regard to any Takeover Proposal or (ii) making any disclosure to OTF’s stockholders if, after consultation with its outside legal counsel, OTF determines that such disclosure would be required under applicable Law; provided, however, that any such disclosures (other than a “stop, look and listen” communication or similar communication of the type contemplated by Section 14d-9(f) under the Exchange Act) shall be deemed to be an OTF Adverse Recommendation Change unless the OTF Board expressly publicly reaffirms the OTF Board Recommendation (i) in such communication or (ii) within three (3) Business Days after being requested in writing to do so by OTF II.

Section 7.08 Access to Information.

(a)

Upon reasonable notice, except as may otherwise be restricted by applicable Law, each of OTF II and OTF shall, and shall cause each of its Consolidated Subsidiaries to, afford to the directors, officers, accountants, counsel, advisors and other Representatives of the other party, reasonable access, during normal business hours during the period prior to the Effective Time, to its properties, books, Contracts, and records and, during such period, such party shall, and shall cause its Consolidated Subsidiaries to, make available (including via EDGAR) to the other party all other information concerning its business and properties as the other party may reasonably request; provided that the foregoing shall not require OTF II or OTF, as applicable, to afford access to or to disclose any information that in such party’s reasonable judgment would violate any confidentiality obligations to which such party is subject to if after using its reasonable best efforts with respect thereto, it was unable to obtain any required consent to provide such access or make such disclosure; provided, further, that either OTF II or OTF may restrict access to the extent required by any applicable Law or as may be necessary to preserve attorney-client privilege or any similar privilege or protection under any circumstances in which such privilege or protection may be jeopardized by such disclosure or access.

(b)	No investigation by a party hereto or its representatives shall affect or be deemed to modify the representations and warranties of the other party set forth in this Agreement.

Section 7.09 Publicity.

The initial press release with respect to the Transactions shall be a joint press release reasonably acceptable to each of OTF and OTF II. Thereafter, so long as this Agreement is in effect, OTF and OTF II each shall consult with the other before issuing or causing the publication of any press release or other public announcement with respect to this Agreement, the Mergers, or the Transactions, except as may be required by applicable Law, or to the extent that such press release or other public announcement related to any OTF II Adverse Recommendation Change or OTF Adverse Recommendation Change is made in accordance with Section 7.06 or Section 7.07, respectively, and, to the extent practicable, before such press release or other public announcement is issued or made, OTF or OTF II, as applicable, shall have used commercially reasonable efforts to advise the other party of, and consult with the other party regarding, the text of such press release or other public announcement; provided, that either OTF or OTF II may make any public statement in response to specific questions by analysts, investors or those attending industry conferences or financial analyst conference calls, so long as any such statements are consistent with previous press releases, public disclosures or public statements made in compliance with this Section 7.09.

Section 7.10 Takeover Statutes and Provisions.

Neither OTF nor OTF II will take any action that would cause the Transactions to be subject to requirements imposed by any Takeover Statutes. Each of OTF and OTF II shall take all necessary steps within its control to exempt (or ensure the continued exemption of) those Transactions from, or if necessary, challenge the validity or applicability of, any applicable Takeover Statute, as now or hereafter in effect.

Section 7.11 Tax Matters.

(a)

Tax Representation Letters. Prior to the Effective Time (or at such other times as requested by counsel), each of OTF and OTF II shall execute and deliver to Eversheds Sutherland (US) LLP tax representation letters (which will be used in connection with the tax opinions contemplated by Section 8.02(e)and Section 8.03(d) in form and substance as set forth in Exhibits A and B. Each of OTF II and OTF shall use its reasonable best efforts not to take or cause to be taken any action that would cause to be untrue (or fail to take or cause not to be taken any action which inaction would cause to be untrue) any of the representations and covenants made to tax counsel in furtherance of such tax opinion.

(b)

RIC Status. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement, (i) OTF II shall not, and shall not permit any of its subsidiaries to, directly or indirectly, without the prior written consent of OTF take any action, or knowingly fail to take any action, which action or failure to act is reasonably likely to cause OTF II to fail to qualify as a RIC, and (ii) OTF shall not, and shall not permit any of its subsidiaries to, directly or indirectly, without the prior written consent of OTF II, take any action, or knowingly fail to take any action, which action or failure to act is reasonably likely to cause OTF to fail to qualify as a RIC.

(c)

Tax Treatment of Mergers. Unless otherwise required by applicable Law or administrative action, (i) each of OTF II, OTF and Merger Sub shall use its reasonable best efforts to cause the Merger to qualify as a reorganization governed by Section 368(a) of the Code, including by not taking any action that such party knows is reasonably likely to prevent such qualification; and (ii) each of OTF II, OTF and Merger Sub shall report the Mergers for U.S. federal income Tax purposes as a reorganization governed by Section 368(a) of the Code.

(d)	Tax Opinions. OTF II shall use its best efforts to obtain the tax opinion described in Section 8.03(d) and OTF shall use its best efforts to obtain the tax opinion described in Section 8.02(e).

Section 7.12 Stockholder Litigation.

The parties to this Agreement shall reasonably cooperate and consult with one another in connection with the defense and settlement of any Proceeding by OTF II’s stockholders or OTF’s stockholders against any of them or any of their respective directors, officers or Affiliates with respect to this Agreement or the Transactions. Each of OTF II and OTF (i) shall keep the other party reasonably informed of any material developments in connection with any such Proceeding brought by its stockholders and (ii) shall not settle any such Proceeding without the prior written consent of the other party (such consent not to be unreasonably delayed, conditioned or withheld).

Section 7.13 Section 16 Matters.

Prior to the Effective Time, each of the OTF II Board and the OTF Board shall take all such steps as may be required to cause any dispositions of OTF II Common Stock (including derivative securities with respect to OTF II Common Stock) or acquisitions of OTF Common Stock (including derivative securities with respect to OTF Common Stock) resulting from the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to OTF II or will become subject to such reporting requirements with respect to OTF, in each case, to be exempt pursuant to Rule 16b-3.

Section 7.14 No Other Representations or Warranties.

The parties hereto acknowledge and agree that except for the representations and warranties of OTF II in Article III, the representations and warranties of OTF in Article IV and the representations and warranties of the Advisers in Article V, none of the Advisers, OTF II, OTF or any of OTF II’s or OTF’s respective Consolidated Subsidiaries or any other Person acting on behalf of the foregoing has made or relied on any representation or warranty, express or implied. Except for the representations and warranties of OTF II in Article III, the representations and warranties of OTF in Article IV and the representations and warranties of the Advisers in Article V, all other warranties, express or implied, statutory or otherwise, of any nature, including with respect to any express or implied representation or warranty as to the merchantability, quality, quantity, suitability or fitness for any particular purpose of the business or the assets of OTF II, OTF and the Advisers are hereby expressly disclaimed by OTF II, OTF and the Advisers, as applicable.

Section 7.15 Merger of Surviving Company.

Immediately after the occurrence of the Effective Time and the Terminations, in accordance with the MGCL, the Surviving Company and OTF shall consummate the Second Merger.

Section 7.16 Coordination of Dividends.

Each of OTF and OTF II shall coordinate with each other in designating the record and payment dates for any quarterly dividends or other distributions to its stockholders declared in accordance with this Agreement in any calendar quarter in which the Closing Date might reasonably be expected to occur, and neither OTF nor OTF II shall authorize or declare any dividend or other distribution to its stockholders after the Determination Date at any time on or before the Closing Date; provided, however, that the foregoing shall not prohibit either OTF or OTF II from authorizing, declaring or paying any dividend or other distribution to its stockholders solely payable in cash in accordance with this Agreement to the extent such dividend or distribution is taken into account in determining the Closing OTF II Net Asset Value and/or the Closing OTF Net Asset Value, as applicable. In the event that a dividend or other distribution with respect to the shares of OTF II Common Stock permitted under the terms of this Agreement has (i) a record date prior to the Effective Time and (ii) has not been paid as of the Effective Time, the holders of shares of OTF II Common Stock shall be entitled to receive such dividend or other distribution at the time such shares are exchanged pursuant to Article I and Article II. On or prior to the Closing Date, if the aggregate amount of all (a) dividends paid by OTF II on or prior to the date of this Agreement plus (b) all dividends paid by OTF II after the date of this Agreement plus (c) all dividends declared but not paid by OTF II is less than the amount that should be paid as a dividend to distribute to OTF II’s stockholders the amounts set forth in (i) through (iv) of the definition of “Tax Dividend” or otherwise is necessary for OTF II to maintain its qualification as a RIC and avoid the imposition of any income or excise tax as reasonably determined by OTF II, OTF II shall declare a Tax Dividend. After the Closing, OTF, on behalf of OTF II, will distribute any Tax Dividend or any other dividend that was declared, but not paid, by OTF II for any of its taxable years ended on or prior to the Closing Date and for all federal income tax purposes, to the fullest extent permitted by applicable Law, OTF and OTF II shall treat such payments of any Tax Dividend or any other such dividend as a payment of a dividend considered to have been paid by OTF II in such tax years of OTF II ended on or prior to the Closing Date pursuant to Sections 855 of the Code. OTF and OTF II shall negotiate in good faith to adjust the Exchange Ratio to account for any Tax Dividends or any other such dividend not otherwise reflected in the Closing OTF II Net Asset Value pursuant to the terms of Section 2.06(a).

Article VIII.

CONDITIONS PRECEDENT

Section 8.01 Conditions to Each Party’s Obligations to Effect the Merger.

The respective obligations of the parties to effect the Merger shall be subject to the satisfaction or, other than with respect to Section 8.01(a), which shall not be waived by any party hereto, waiver, at or prior to the Effective Time, of the following conditions:

(a)	Stockholder Approvals. (i) The OTF II Matters shall have been approved by the OTF II Requisite Vote, and (ii) the OTF Matters shall have been approved by the OTF Requisite Vote.

(b)

Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no Proceedings for that purpose shall have been initiated by the SEC. Any necessary state securities or “blue sky” authorizations shall have been received.

(c)

No Injunctions or Restraints; Illegality. No Order issued by any court or agency of competent jurisdiction or other Law preventing, enjoining, restraining or making illegal the consummation of the Mergers or any of the other Transactions shall be in effect.

(d)

Regulatory and Other Approvals. All Regulatory Approvals required by applicable Law to consummate the Transactions, including the Mergers, shall have been obtained and shall remain in full force and effect and all statutory waiting periods required by applicable Law in respect thereof shall have expired (including expiration of the applicable waiting period under the HSR Act). Each of the approvals listed on Section 8.01(d) of the OTF II Disclosure Schedule and Section 8.01(d) of the OTF Disclosure Schedule, if any, shall have been obtained and shall remain in full force and effect.

(e)

No Litigation. There shall be no Proceeding by any Governmental Entity of competent jurisdiction pending that challenges the Mergers or any of the other Transactions or that otherwise seeks to prevent, enjoin, restrain or make illegal the consummation of the Mergers or any of the other Transactions.

(f)	Net Asset Value Determinations. The determination of both the Closing OTF II Net Asset Value and the Closing OTF Net Asset Value shall have been completed in accordance with Section 2.06.

Section 8.02 Conditions to Obligations of OTF and Merger Sub to Effect the Merger. The obligations of OTF and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by OTF, at or prior to the Effective Time, of the following conditions:

(a)

Representations and Warranties of OTF II. (i) The representations and warranties of OTF II set forth in Section 3.02(a) shall be true and correct in all respects (other than de minimis inaccuracies) as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); (ii) the representations and warranties of OTF II set forth in Section 3.08(iii) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); (iii) the representations and warranties of OTF II set forth in Section 3.03(a), Section 3.03(b)(i), Section 3.07, Section 3.20 and Section 3.21 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); and (iv) the representations and warranties of OTF II set forth in this Agreement (other than those set forth in the foregoing clauses (i), (ii) and (iii)) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), without regard to any Material Adverse Effect or other materiality qualification to such representations and warranties, provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 8.02(a)(iv) shall be deemed to have been satisfied even if any such representations and warranties of OTF II are not so true and correct, without regard to any Material Adverse Effect or other materiality qualification to such representations and warranties, unless the failure of such representations and warranties of OTF II to be so true and correct, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect with respect to OTF II. OTF shall have received a certificate signed on behalf of OTF II by the Chief Executive Officer or the Chief Financial Officer of OTF II to the effect that the conditions set forth in this Section 8.02 have been satisfied.

(b)

Performance of Obligations of OTF II. OTF II shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time. OTF shall have received a certificate signed on behalf of OTF II by the Chief Executive Officer or the Chief Financial Officer of OTF II to such effect.

(c)

Representations and Warranties of OTF II Adviser. The representations and warranties of OTF II Adviser set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), without regard to any Material Adverse Effect or other materiality qualification to such representations and warranties, provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 8.02(d) shall be deemed to have been satisfied even if any such representations and warranties of OTF II Adviser are not so true and correct, without regard to any Material Adverse Effect or other materiality qualification to such representations and warranties, unless the failure of such representations and warranties of OTF II Adviser to be so true and correct, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect with respect to OTF II. OTF shall have received a certificate signed on behalf of OTF II Adviser by an authorized officer of OTF II Adviser to the effect that the conditions set forth in this Section 8.02(d) have been satisfied.

(d)

Absence of OTF II Material Adverse Effect. Since the date of this Agreement there shall not have occurred any Effect that, individually or in the aggregate, has had or would reasonably be expected to have, a Material Adverse Effect in respect of OTF II.

(e)

U.S. Federal Tax Opinion. OTF shall have received the opinion of its counsel, Eversheds Sutherland (US) LLP, in form and substance as set forth in Exhibit C, dated the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing at the Closing Date, each of the Mergers will be treated as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon customary representations contained in certificates of officers of OTF II and OTF, in form and substance as set forth in Exhibits A and B. If counsel for OTF will not render such an opinion, another counsel reasonably acceptable to OTF may render such opinion to OTF in form and substance reasonably satisfactory to OTF.

(f)	.Form W-9. OTF shall have received from OTF II a complete, correct, and executed Internal Revenue Service Form W-9.

Section 8.03 Conditions to Obligations of OTF II to Effect the Merger.

The obligation of OTF II to effect the Merger is also subject to the satisfaction or waiver by OTF II, at or prior to the Effective Time, of the following conditions:

(a)

Representations and Warranties of OTF. (i) The representations and warranties of OTF set forth in Section 4.02 shall be true and correct in all respects (other than de minimis inaccuracies) as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); (ii) the representations and warranties of OTF and Merger Sub set forth in Section 4.098 shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); (iii) the representations and warranties of OTF and Merger Sub set forth in Section 4.03(a), Section 4.03(b), Section 4.087 and Section 4.210 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); and (iv) the representations and warranties of OTF and Merger Sub set forth in this Agreement (other than those set forth in the foregoing clauses (i), (ii) and (iii)) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), without regard to any Material Adverse Effect or other materiality qualification to such representations and warranties, provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 8.03(a)(iv) shall be deemed to have been satisfied even if any such representations and warranties of OTF and Merger Sub are not so true and correct, without regard to any Material Adverse Effect or other materiality qualification to such representations and warranties, unless the failure of such representations and warranties of OTF and Merger Sub to be so true and correct, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect with respect to OTF. OTF II shall have received a certificate signed on behalf of OTF by the Chief Executive Officer or the Chief Financial Officer of OTF and Merger Sub to the effect that the conditions set forth in this Section 8.03 have been satisfied.

(b)

Performance of Obligations of OTF and Merger Sub. Each of OTF and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time. OTF II shall have received a certificate signed on behalf of OTF and Merger Sub by the Chief Executive Officer or the Chief Financial Officer of OTF to such effect.

(c)

Representations and Warranties of OTF Adviser. The representations and warranties of OTF Adviser set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), without regard to any Material Adverse Effect or other materiality qualification to such representations and warranties, provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 8.03(d) shall be deemed to have been satisfied even if any such representations and warranties of OTF Adviser are not so true and correct, without regard to any Material Adverse Effect or other materiality qualification to such representations and warranties, unless the failure of such representations and warranties of OTF Adviser to be so true and correct, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect with respect to OTF. OTF II shall have received a certificate signed on behalf of OTF Adviser by an authorized officer of OTF Adviser to the effect that the conditions set forth in this Section 8.03(d) have been satisfied.

(d)

Absence of OTF Material Adverse Effect. Since the date of this Agreement there shall not have occurred any Effect that, individually or in the aggregate, has had or would reasonably be expected to have, a Material Adverse Effect in respect of OTF.

(e)

U.S. Federal Tax Opinion. OTF II shall have received the opinion of its counsel, Eversheds Sutherland (US) LLP , in form and substance as set forth in Exhibit D, dated the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing at the Closing Date, the Mergers will be treated as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon customary representations contained in certificates of officers of OTF II and OTF, in form and substance as set forth in Exhibits A and B. If counsel for OTF II will not render such an opinion, another counsel reasonably acceptable to OTF II may render such opinion in form and substance reasonably satisfactory to OTF II.

(f)	Form W-9. OTF II shall have received from OTF a complete, correct, and executed Internal Revenue Service Form W-9.

Section 8.04 Frustration of Closing Conditions.

None of OTF, Merger Sub or OTF II may rely on the failure of any condition set forth in this Article VIII to be satisfied to excuse performance by such party of its obligations under this Agreement if such failure was caused by such party’s failure to act in good faith or to use its commercially reasonable efforts to consummate the Mergers and the other Transactions.

Article IX.

TERMINATION AND AMENDMENT

Section 9.01 Termination.

This Agreement may be terminated at any time prior to the Effective Time, whether before or after the OTF II Requisite Vote has been obtained or the OTF Requisite Vote has been obtained:

(a)

by mutual consent of OTF II and OTF in a written instrument authorized by each of the OTF II Board (upon the recommendation of the OTF II Special Committee), and the OTF Board (upon the recommendation of the OTF Special Committee);

(b)	by either OTF II (upon the recommendation of the OTF II Special Committee) or OTF (upon the recommendation of the OTF Special Committee), if:

(i)

any Governmental Entity that must grant a Regulatory Approval has denied approval of the Transactions (including the Merger) and such denial has become final and nonappealable, or any Governmental Entity of competent jurisdiction shall have issued a final and nonappealable Order, or promulgated any other Law, permanently enjoining or otherwise prohibiting or making illegal the consummation of the Transactions;

(ii)

the Mergers shall not have been consummated on or before November 12, 2025 (the “Termination Date”); provided that the right to terminate this Agreement pursuant to this Section 9.01(b)(ii) shall not be available to any party whose failure to fulfill in any material respect any of its obligations under this Agreement has been the cause of, or resulted in, the event giving rise to the failure to close prior to the Termination Date;

(iii)

the stockholders of OTF shall have failed to approve the OTF Matters by the OTF Requisite Vote at a duly held meeting of OTF’s stockholders or at any adjournment or postponement thereof at which the OTF Matters have been voted upon; or

(iv)

the stockholders of OTF II shall have failed to approve the OTF II Matters by the OTF II Requisite Vote at a duly held meeting of OTF II’s stockholders or at any adjournment or postponement thereof at which the OTF II Matters have been voted upon.

provided, however, that the right to terminate this Agreement pursuant to this Section 9.01(b) shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that has been the principal cause of or resulted in the failure to consummate the Transactions;

(c)	by OTF II (acting upon the recommendation of the OTF II Special Committee), if:

(i)

there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of OTF or Merger Sub, which breach, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 8.03(a), Section 8.03(b) or Section 8.03(c), and such breach is not curable prior to the Termination Date or if curable prior to the Termination Date, has not been cured within 30 days after the giving of notice thereof by OTF II to OTF (provided that OTF II is not then in material breach of this Agreement so as to cause any of the conditions set forth in Section 8.01 or Section 8.02(a) not to be satisfied);

(ii)

at any time prior to obtaining the OTF Requisite Vote (A) an OTF Adverse Recommendation Change and/or Takeover Approval shall have occurred, (B) OTF shall have failed to include in the Joint Proxy Statement/Prospectus the OTF Board Recommendation, (C) a Takeover Proposal is publicly announced and OTF fails to issue, within ten (10) Business Days after such Takeover Proposal is announced, a press release that reaffirms the OTF Board Recommendation, or (D) a tender or exchange offer relating to any shares of OTF Common Stock shall have been commenced by a third party and OTF shall not have sent to its stockholders, within ten (10) Business Days after the commencement of such tender or exchange offer, a statement disclosing that the OTF Board recommends rejection of such tender or exchange offer;

(iii)	OTF breaches, in any material respect, its obligations under Section 7.05 or Section 7.07;

(iv)

at any time prior to obtaining the OTF II Requisite Vote, (A) OTF II is not in material breach of any of the terms of this Agreement and (B) the OTF II Board, upon the recommendation of the OTF II Special Committee, authorizes OTF II, subject to complying with the terms of this Agreement (including Section 7.06(b)), to enter into, and OTF II enters into, a definitive Contract with respect to an OTF II Superior Proposal; or

(v)	there is a Material Adverse Effect with respect to OTF.

(d)	by OTF (acting upon the recommendation of the OTF Special Committee), if:

(i)

there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of OTF II, which breach, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 8.02(a), Section 8.02(b) or Section 8.02(c), and such breach is not curable prior to the Termination Date or if curable prior to the Termination Date, has not been cured within 30 days after the giving of notice thereof by OTF to OTF II (provided that OTF is not then in material breach of this Agreement so as to cause any of the conditions set forth in Section 8.01, Section 8.03(a), Section 8.03(b) or Section 8.03(c) not to be satisfied);

(ii)

at any time prior to obtaining the OTF II Requisite Vote (A) an OTF II Adverse Recommendation Change and/or Takeover Approval shall have occurred, (B) OTF II shall have failed to include in the Joint Proxy Statement/Prospectus the OTF II Board Recommendation, (C) a Takeover Proposal is publicly announced and OTF II fails to issue, within ten (10) Business Days after such Takeover Proposal is announced, a press release that reaffirms the OTF II Board Recommendation or (D) a tender or exchange offer relating to any shares of OTF II Common Stock shall have been commenced by a third party and OTF II shall not have sent to its stockholders, within ten (10) Business Days after the commencement of such tender or exchange offer, a statement disclosing that the OTF II Board recommends rejection of such tender or exchange offer;

(iii)	OTF II breaches, in any material respect, its obligations under Section 7.05 or Section 7.06;

(iv)

at any time prior to obtaining the OTF Requisite Vote, (A) OTF is not in material breach of any of the terms of this Agreement and (B) the OTF Board (upon the recommendation of the OTF Special Committee), authorizes OTF, subject to complying with the terms of this Agreement (including Section 7.07(b)), to enter into, and OTF enters into, a definitive Contract with respect to an OTF Superior Proposal; or

(v)	there is a Material Adverse Effect with respect to OTF II.

The party desiring to terminate this Agreement pursuant to Section 9.01shall give written notice of such termination to the other party in accordance with Section 11.02, specifying the provision or provisions hereof pursuant to which such termination is effected.

Section 9.02 Effect of Termination.

In the event of termination of this Agreement by either OTF II or OTF as provided in Section 9.01, this Agreement shall forthwith become void and have no effect, and none of OTF, Merger Sub, OTF II, any of their respective Affiliates or Consolidated Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever under this Agreement, or in connection with the Transactions, except that Section 7.08(b), Article IX and Article XI (including, in each case, any applicable definitions) shall survive any termination of this Agreement; provided, however, that nothing herein shall relieve any party from any liabilities for damages incurred or suffered by another party arising out of the willful or intentional breach by such party of any provision of this Agreement or a failure or refusal by such party to consummate this Agreement and the Transactions when such party was obligated to do so in accordance with the terms hereof.

Section 9.03 Fees and Expenses.

Except with respect to (i) costs and expenses of printing and mailing, to the extent applicable, the Joint Proxy Statement/Prospectus and all other fees paid to the SEC or any state securities regulator in connection with the Mergers, (ii) all filing and other fees in connection with any filing under the HSR Act and (iii) fees and expenses for legal services to OTF II, OTF and Merger Sub in connection with this Agreement and the Transactions, which, in each case, shall be borne equally by OTF and OTF II, all fees and expenses incurred in connection with the Mergers, this Agreement and the Transactions shall be paid by the party incurring such fees or expenses, whether or not the Mergers are consummated provided that, for the avoidance of doubt, all fees and expenses of Merger Sub shall be paid by OTF. Solely in the event the Mergers are consummated, OTF Adviser shall reimburse each of OTF and OTF II for 50% of all fees and expenses incurred and payable by OTF II or on its behalf, on the one hand, or OTF or on its behalf, on the other hand, in connection with or related to the Mergers, this Agreement and the Transactions (including all documented fees and expenses of counsel, accountants, experts and consultants to OTF II or the OTF II Special Committee, on the one hand, or OTF or the OTF Special Committee, on the other hand) with the amount reimbursed by OTF Adviser to be allocated among OTF and OTF II in a mutually agreeable manner; provided, however, that the aggregated amount of such fees and expenses reimbursed by OTF Adviser shall not exceed $4,750,000.

Section 9.04 Amendment.

This Agreement may be amended by the parties, by action taken or authorized by their respective Boards of Directors, at any time before or after the OTF II Requisite Vote or the OTF Requisite Vote has been obtained; provided, however, that after the OTF II Requisite Vote or the OTF Requisite Vote has been obtained, there may not be, without further approval of such stockholders, any amendment of this Agreement that requires such further approval under applicable Law. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties (acting upon the recommendation of the OTF II Special Committee, in the case of OTF II, or the OTF Special Committee, in the case of OTF).

Section 9.05 Extension; Waiver.

At any time prior to the Effective Time, each party, by action taken or authorized by the OTF II Board, upon the recommendation of the OTF II Special Committee, or the OTF Board, upon the recommendation of the OTF Special Committee, as applicable, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or (c) waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other non-compliance.

Article X.

CERTAIN DEFINITIONS

“Affiliate” of a Person means any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the first Person (it being understood that no portfolio company in which any Person has, directly or indirectly, made a debt or equity investment that is, would or should be reflected in the schedule of investments included in the quarterly or annual reports of such Person that are filed with the SEC shall be an Affiliate of such Person). The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” has a meaning correlative thereto.

“Business Day” means any day other than a Saturday or Sunday or a day on which banks are required or authorized to close in the City of New York.

“Consolidated Subsidiary”, when used with respect to any Person, means any corporation, partnership, limited liability company or other Person, whether incorporated or unincorporated, that is consolidated with such Person for financial reporting purposes under GAAP.

“Contract” means any agreement, contract, lease, mortgage, evidence of indebtedness, indenture, license or instrument, whether oral or written, and shall include each amendment, supplement and modification to the foregoing, to which a Person or any of its Consolidated Subsidiaries is a party or by which any of them may be bound.

“EDGAR” means the SEC’s Electronic Data Gathering Analysis and Retrieval System.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

“Exchange Ratio” shall be shall be the quotient (rounded to the fourth nearest decimal) of the OTF II Per Share NAV and the OTF Per Share NAV.

“Governmental Entity” means any federal, state, local, or foreign government or other governmental body, any agency, commission or authority thereof, any regulatory or administrative authority, any quasi-governmental body, any self-regulatory agency, any court, tribunal, or judicial body, or any political subdivision, department or branch of any of the foregoing.

“Indebtedness” shall mean (a) any indebtedness or other obligation for borrowed money, (b) any indebtedness evidenced by a note, bond, debenture or similar instrument, (c) any liabilities or obligations with respect to interest rate swaps, collars, caps and similar hedging obligations, (d) any capitalized lease obligations, (e) any direct or contingent obligations under letters of credit, bankers’ acceptances, bank guarantees, surety bonds and similar instruments, each to the extent drawn upon and unpaid, (f) any obligation to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business) and (g) guarantees in respect of clauses (a) through (f), in each case excluding obligations to fund commitments to portfolio companies entered into in the ordinary course of business.

“Independent Director” means, with respect to OTF or OTF II, each director who is not an “interested person,” as defined in the Investment Company Act, of OTF or OTF II, as the case may be.

“Intervening Event” means with respect to any party any event, change or development first occurring or arising after the date hereof that is material to, as applicable, OTF and its Consolidated Subsidiaries, taken as a whole, or OTF II and its Consolidated Subsidiaries, taken as whole, that was not known to, or reasonably foreseeable by, any member of the party’s board of directors, as of or prior to the date hereof and did not result from or arise out of the announcement or pendency of, or any actions required to be taken by such party (or to be refrained from being taken by such party) pursuant to, this Agreement; provided, however, that in no event shall the following events, circumstances, or changes in circumstances constitute an Intervening Event: (a) the receipt, existence, or terms of a Takeover Proposal or any matter relating thereto or consequence thereof or any inquiry, proposal, offer, or transaction from any third party relating to or in connection with a transaction of the nature described in the definition of “Takeover Proposal” (which, for the purposes of the Intervening Event definition, shall be read without reference to the percentage thresholds set forth in the definition thereof); (b) changes in general economic, social or political conditions or the financial markets in general, including the commencement or escalation of a war, armed hostilities or other material international or national calamity or acts of terrorism or earthquakes, hurricanes, other natural disasters or acts of God or pandemics (including the impact on economies generally and the results of any actions taken by Governmental Entities in response thereto); and (c) general changes or developments in the industries in which the applicable party and its Consolidated Subsidiaries operate, including general changes in Law after the date hereof across such industries; provided, however, that the exceptions in clause (c) shall not apply to the extent such changes or developments referred to therein have a materially disproportionate adverse impact on such party and its Consolidated Subsidiaries, taken as a whole, relative to other participants of similar sizes engaged in the industries in which such party conducts its businesses.

“Investment Advisers Act” means the Investment Advisers Act of 1940, as amended, and the rules promulgated thereunder.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules promulgated thereunder.

“Knowledge” means (i) for OTF II, the actual knowledge of the persons set forth in Section 9 of the OTF II Disclosure Schedule, (ii) for OTF, the actual knowledge of the persons set forth in Section 9 of the OTF Disclosure Schedule, (iii) for OTF Adviser the actual knowledge of the persons set forth in Section 9 of the OTF Adviser Disclosure Schedule, and (iv) for OTF II Adviser, the actual knowledge of the persons set forth in Section 9 of the OTF II Adviser Disclosure Schedule.

“Law” means any federal, state, local or foreign law (including the common law), statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction or any Permit or similar right granted by any Governmental Entity.

“Liens” means all security interests, liens, claims, pledges, easements, mortgages, rights of first offer or refusal or other encumbrances.

“Material Adverse Effect” means, with respect to OTF, OTF II, OTF Adviser or OTF II Adviser, as the case may be, any event, development, change, effect or occurrence (each, an “Effect”) that is, or would reasonably be expected to be, individually or in the aggregate, materially adverse to (i) the business, operations, condition (financial or otherwise) or results of operations of such party and its Consolidated Subsidiaries, taken as a whole, other than (A) any Effect resulting from or attributable to (1) changes in general economic, social or political conditions or the financial markets in general, including the commencement or escalation of a war, armed hostilities or other material international or national calamity or acts of terrorism or earthquakes, hurricanes, other natural disasters or acts of God or pandemics (including the impact on economies generally and the results of any actions taken by Governmental Entities in response thereto), (2) general changes or developments in the industries in which such party and its Consolidated Subsidiaries operate, including general changes in Law after the date hereof across such industries, except, in the case of the foregoing clauses (1) and (2), to the extent such changes or developments referred to therein have a materially disproportionate adverse impact on such party and its Consolidated Subsidiaries, taken as a whole, relative to other participants of similar sizes engaged in the industries in which such party conducts its businesses or (3) the announcement of this Agreement or the Transactions or the identities of the parties to this Agreement or (B) any failure, in and of itself, to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period, as the case may be, or (ii) the ability of such party to timely perform its material obligations under this Agreement or consummate the Mergers and the other Transactions.

“Order” means any writ, injunction, judgment, order or decree entered, issued, made or rendered by any Governmental Entity.

“OTF Advisory Agreement” means the investment advisory agreement between OTF and OTF Adviser in effect as of the date of this Agreement.

“OTF Matters” means (i) the proposed Second Articles of Amendment and Restatement of OTF, and (ii) any other matters required to be approved or adopted by the stockholders of OTF in order to effect the Transactions.

“OTF Per Share NAV” means the quotient of (i) the Closing OTF Net Asset Value and (ii) the number of shares of OTF Common Stock issued and outstanding as of the Determination Date.

“OTF Requisite Vote” means, at a duly held meeting at which quorum is present, (i) with respect to the Second Articles of Amendment and Restatement of OTF, the approval of at a majority of the votes entitled to be cast by the holders of outstanding OTF Common Stock at the OTF Stockholders Meeting, and (ii) with respect to any other OTF Matters, the requisite number of stockholder votes required to approve such matters.

“OTF Superior Proposal” means a bona fide written Takeover Proposal that was not knowingly solicited by, or the result of any knowing solicitation by, OTF or any of its Consolidated Subsidiaries or by any of their respective Affiliates or Representatives in violation of this Agreement, made by a third party that would result in such third party becoming the beneficial owner, directly or indirectly, of more than 75% of the total voting power of OTF or more than 75% of the assets of OTF on a consolidated basis (a) on terms which the OTF Board (upon the recommendation of the OTF Special Committee) determines in good faith to be superior for the stockholders of OTF (in their capacity as stockholders), taken as a group, from a financial point of view as compared to the Merger (after giving effect to any alternative proposed by OTF II in accordance with Section 7.07), (b) that is reasonably likely to be consummated (taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal, including any conditions, and the identity of the offeror) in a timely manner and in accordance with its terms and (c) in respect of which any required financing has been determined in good faith by OTF Board (upon the recommendation of the OTF Special Committee) to be reasonably likely to be obtained, as evidenced by a written commitment of a reputable financing source.

“OTF II Administration Agreement” means the administration agreement between OTF II and OTF II Adviser in effect as of the date of this Agreement.

“OTF II Advisory Agreement” means the investment advisory agreement between OTF II and OTF II Adviser in effect as of the date of this Agreement.

“OTF II Matters” means (i) the Merger pursuant to this Agreement and (ii) any other matters required to be approved or adopted by the stockholders of OTF II in order to effect the Transactions.

“OTF II Per Share NAV” means the quotient of (i) the Closing OTF II Net Asset Value and (ii) the number of shares of OTF II Common Stock issued and outstanding as of the Determination Date.

“OTF II Subscription Agreements” means the subscription agreements entered into prior to the date of this Agreement by and between OTF II and investors providing for the private placement of OTF II’s common stock pursuant to capital commitments from investors, true and complete copies of which have been delivered or made available to OTF.

“OTF II Superior Proposal” means a bona fide written Takeover Proposal that was not knowingly solicited by, or the result of any knowing solicitation by, OTF II or any of its Consolidated Subsidiaries or by any of their respective Affiliates or Representatives in violation of this Agreement, made by a third party that would result in such third party becoming the beneficial owner, directly or indirectly, of more than 75% of the total voting power of OTF II or more than 75% of the assets of OTF II on a consolidated basis (a) on terms which the OTF II Board (upon the recommendation of the OTF II Special Committee), determines in good faith to be superior for the stockholders of OTF II (in their capacity as stockholders), taken as a group, from a financial point of view as compared to the Merger (after giving effect to any alternative proposed by OTF in accordance with Section 7.06), (b) that is reasonably likely to be consummated (taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal, including any conditions, and the identity of the offeror) in a timely manner and in accordance with its terms and (c) in respect of which any required financing has been determined in good faith by the OTF II Board (upon the recommendation of the OTF II Special Committee) to be reasonably likely to be obtained, as evidenced by a written commitment of a reputable financing source.

“OTF II License Agreement” means the trademark license agreement between OTF II and Blue Owl Capital Holdings LLC in effect as of the date of this Agreement.

“Permit” means any license, permit, variance, exemption, approval, qualification, or Order of any Governmental Entity.

“Permitted Indebtedness” means Indebtedness of OTF or OTF II, as applicable, and is respective Consolidated Subsidiaries (i) outstanding as of the date of this Agreement or (ii) Indebtedness incurred after the date of this Agreement to the extent permitted by the Investment Company Act that is substantially consistent with the past practices of OTF or OTF II, as applicable.

“Person” means an individual, a (general or limited) partnership, a corporation, a limited liability company, an association, a trust, a joint venture, a Governmental Entity or other legal entity or organization.

“Previously Disclosed” means information (i) with respect to OTF II, (A) set forth by OTF II in Section 10 of the OTF II Disclosure Schedule or (B) previously disclosed since the Applicable Date in any OTF II SEC Report, and (ii) with respect to OTF, (A) set forth by OTF in Section 10 of the OTF Disclosure Schedule or (B) previously disclosed since the Applicable Date in any OTF SEC Report; provided, however, that any risk factor disclosures contained under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer or any other statements that are similarly predictive or forward-looking in nature in any OTF II SEC Report or OTF SEC Report, as the case may be (in each case, other than any specific factual information contained therein), shall not be deemed to be “Previously Disclosed.”

“Proceeding” means an action, suit, arbitration, investigation, examination, litigation, lawsuit or other proceeding, whether civil, criminal or administrative.

“Regulatory Approvals” means all applications and notices with, and receipt of consents, authorizations, approvals, exemptions or nonobjections from any Governmental Entity.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Articles of Amendment and Restatement” means OTF’s second articles of amendment and restatement in substantially the form attached here as Exhibit E.

“Securities Act” means the Securities Act of 1933, as amended, and the rules promulgated thereunder.

“Takeover Proposal” means any inquiry, proposal, discussions, negotiations or offer from any Person or group of Persons (other than OTF or OTF II or any of their respective Affiliates) (a) with respect to a merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction involving OTF II or OTF, as applicable, or any of such party’s respective Consolidated Subsidiaries, as applicable, or (b) relating to any direct or indirect acquisition, in one transaction or a series of transactions, of (i) assets or businesses (including any mortgage, pledge or similar disposition thereof but excluding any bona fide financing transaction) that constitute or represent, or would constitute or represent if such transaction is consummated, 25% or more of the total assets, net revenue or net income of OTF II or OTF, as applicable, and such party’s respective Consolidated Subsidiaries, taken as a whole, or (ii) 25% or more of the outstanding shares of capital stock of, or other equity or voting interests in, OTF II or in any of OTF II’s Consolidated Subsidiaries or, OTF or in any of OTF’s Consolidated Subsidiaries, as applicable, in each case other than the Merger and the other Transactions.

“Tax” means all U.S. federal, state, local, and non-U.S. income, excise, gross receipts, gross income, profits, gains, property, capital, sales, transfer, use, production, ad valorem, registration, license, lease, service, payroll, employment, unemployment, estimated, environmental, stamp, alternative or add-on minimum, occupation, premium, severance, withholding, duties, franchise, value added and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon.

“Tax Dividend” means a dividend or dividends, with respect to any applicable tax year, which is deductible pursuant to the dividends paid deduction under Section 561 of the Code, and shall have the effect of distributing to OTF II’s stockholders (i) all of its previously undistributed “investment company taxable income” within the meaning of Section 852(b) of the Code (determined without regard to Section 852(b)(2)(D) of the Code), (ii) any prior year shortfall as determined under Section 4982(b)(2) of the Code, (iii) amounts constituting the excess of (A) the amount specified in Section 852(a)(1)(B)(i) of the Code over (B) the amount specified in Section 852(a)(1)(B)(ii) of the Code, and (iv) net capital gain (within the meaning of Section 1222(11) of the Code), if any, in each case recognized either in the applicable tax year or any prior tax year.

“Tax Return” means a report, declaration, return, document, list, claim for refund, information return, statement, form or other document (including any schedules, attachments or amendments thereto) required to be supplied to a Governmental Entity with respect to Taxes including, where permitted or required, consolidated, combined or unitary returns for any group of entities.

“Transactions” means the transactions contemplated by this Agreement, including the Mergers.

“Treasury Regulations” means all final and temporary U.S. federal income tax regulations, as amended from time to time, issued under the Code by the United States Treasury Department.

Article XI.

GENERAL PROVISIONS

Section 11.01 Nonsurvival of Representations, Warranties and Agreements.

None of the representations, warranties, covenants and agreements set forth in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for and subject to Section 7.04 and Section 9.02 and for those other covenants and agreements contained in this Agreement that by their express terms apply or are to be performed in whole or in part after the Effective Time.

Section 11.02 Notices.

All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via email (provided that the transmission is followed up within one (1) Business Day by dispatch pursuant to one of the other methods described herein), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to OTF II to:

Blue Owl Technology Finance Corp. II

399 Park Avenue

New York, New York 10022

Attention: Jonathan Lamm, Chief Operating Officer and Chief Financial Officer; Neena Reddy, General Counsel

Email: jonathan.lamm@blueowl.com; legal@blueowl.com

with a copy, which will not constitute notice, to:

Stradley Ronon Stevens & Young, LLP

2000 K Street, N.W., Suite 700

Washington, DC 20006

Attention: Eric Purple

Email: epurple@stradley.com

If to OTF or Merger Sub, to:

Blue Owl Technology Finance Corp.

399 Park Avenue

New York, New York 10022

Attention: Jonathan Lamm, Chief Operating Officer and Chief Financial Officer; Neena Reddy, General Counsel

Email: jonathan.lamm@blueowl.com; legal@blueowl.com

with a copy, which will not constitute notice, to:

Eversheds Sutherland (US) LLP

700 Sixth Street, N.W.

Washington, DC 20001

Attention: Cynthia Krus

Email: Cynthia.krus@eversheds-sutherland.com

If to OTF II Adviser, to:

Blue Owl Technology Credit Advisors II LLC

399 Park Avenue

New York, New York 10022

Attention: Neena Reddy, General Counsel

Email: legal@blueowl.com

with a copy, which will not constitute notice, to:

Kirkland & Ellis LLP

2049 Century Park East, Suite 3700

Los Angeles, CA 90067

Attention: Monica Shilling, P.C.; Dov Kogen

Email: monica.shilling@kirkland.com; dov.kogen@kirkland.com

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attn: Nicole Runyan, P.C.

Email: nicole.runyan@kirkland.com

If to OTF Adviser, to:

Blue Owl Technology Credit Advisors LLC

399 Park Avenue

New York, New York 10022

Attention: Neena Reddy, General Counsel

Email: legal@blueowl.com

with a copy, which will not constitute notice, to:

Kirkland & Ellis LLP

2049 Century Park East, Suite 3700

Los Angeles, CA 90067

Attention: Monica Shilling, P.C.; Dov Kogen

Email: monica.shilling@kirkland.com; dov.kogen@kirkland.com

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attn: Nicole Runyan, P.C.

Email: nicole.runyan@kirkland.com

Each such notice or other communication shall be effective upon receipt (or refusal of receipt).

Section 11.03 Interpretation; Construction.

When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The terms “cash,” “dollars” and “$” mean United States dollars. All schedules and exhibits hereto shall be deemed part of this Agreement and included in any reference to this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that any term, provision, covenant or restriction is invalid, void or unenforceable, it is the express intention of the parties that such term, provision, covenant or restriction be enforced to the maximum extent permitted. The parties have jointly participated in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Section 11.04 Counterparts.

This Agreement may be executed in two or more counterparts (including by facsimile or other electronic means), all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties (including by facsimile or other electronic means), it being understood that each party need not sign the same counterpart.

Section 11.05 Entire Agreement.

This Agreement (including the documents and the instruments referred to in this Agreement) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement.

Section 11.06 Governing Law; Jurisdiction; Waiver of Jury Trial.

This Agreement shall be governed and construed in accordance with the Laws of the State of Maryland applicable to contracts made and performed entirely within such state, without regard to any applicable conflicts of law principles that would cause the application of the Laws of another jurisdiction, except to the extent governed by the Investment Company Act, in which case the Investment Company Act shall control. The parties hereto agree that any Proceeding brought by any party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions shall be brought in the Circuit Court for Baltimore City, Maryland, or if jurisdiction over the matter is vested exclusively in federal courts, the United States District Court for the District of Maryland, and the appellate courts to which orders and judgments therefore may be appealed (collectively, the “Acceptable Courts”). In any such judicial proceeding, in the Circuit Court for Baltimore City, Maryland, each of the parties further consents to the assignment of such proceeding to the Business and Technology Case Management Program pursuant to Maryland Rule 16-205 (or any successor thereof). Each of the parties hereto submits to the jurisdiction of any Acceptable Court in any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such Proceeding. Each party hereto irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any Proceeding in any such Acceptable Court or that any such Proceeding brought in any such Acceptable Court has been brought in an inconvenient forum. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. Each party hereto (a) certifies that no representative of any other party has represented, expressly or otherwise, that such other party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver, (b) certifies that it makes this waiver voluntarily and (c) acknowledges that it and the other parties hereto have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 11.06.

Section 11.07 Assignment; Third Party Beneficiaries.

Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by each of the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 7.04, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any Person other than the parties hereto any rights or remedies under this Agreement.

Section 11.08 Specific Performance.

The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal or state court located in the State of Maryland, without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other party hereto has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity.

Section 11.09 Disclosure Schedule.

Before entry into this Agreement, OTF, OTF II, and the Advisers each delivered to the other party a schedule (the “OTF Disclosure Schedule”, the “OTF II Disclosure Schedule”, the “OTF Adviser Disclosure Schedule”, and the “OTF II Adviser Disclosure Schedule” respectively, each, a “Disclosure Schedule”) that sets forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Article III, Article IV or Article V, as applicable, or to one or more covenants contained herein; provided, however, that notwithstanding anything in this Agreement to the contrary, the mere inclusion of an item as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would be reasonably likely to have a Material Adverse Effect. Each Disclosure Schedule shall be numbered to correspond with the sections and subsections contained in this Agreement. The disclosure in any section or subsection of each Disclosure Schedule, shall qualify only (i) the corresponding section or subsection, as the case may be, of this Agreement, (ii) other sections or subsections of this Agreement to the extent specifically cross-referenced in such section or subsection thereof, and (iii) other sections or subsections of this Agreement to the extent it is reasonably apparent from a reading of the disclosure that such disclosure is applicable to such other sections or subsections.

[Signature Page Follows]

IN WITNESS WHEREOF, OTF II, OTF, Merger Sub, OTF Adviser and OTF II Adviser have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

OTF II

Blue Owl Technology Finance Corp. II

By:	/s/ Jonathan Lamm
Name: Jonathan Lamm
Title: Chief Operating Officer and Chief Financial Officer

OTF

Blue Owl Technology Finance Corp.

By:	/s/ Jonathan Lamm
Name: Jonathan Lamm
Title: Chief Operating Officer and Chief Financial Officer

Merger Sub

Oriole Merger Sub Inc.

By:	/s/ Jonathan Lamm
Name: Jonathan Lamm
Title: Treasurer

OTF Adviser

Blue Owl Technology Credit Advisors LLC
(solely for the limited purposes set forth herein)

By:	/s/ Neena Reddy
Name: Neena Reddy
Title: General Counsel and Chief Legal Officer

OTF II Adviser

Blue Owl Technology Credit Advisors II LLC
(solely for the limited purposes set forth herein)

By:	/s/ Neena Reddy
Name: Neena Reddy
Title: General Counsel and Chief Legal Officer